                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY





================================================================================




                               CREDIT AGREEMENT


                                     among


                        ADVANSTAR COMMUNICATIONS INC.,
                                  as Borrower

                           ADVANSTAR HOLDINGS, INC.,
                                  as Company

                              AHI HOLDING CORP.,
                              as Parent Guarantor

                   SUBSIDIARY GUARANTORS REFERRED TO HEREIN


                              THE SEVERAL LENDERS
                       FROM TIME TO TIME PARTIES HERETO


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                                      and


                            CHASE SECURITIES INC.,
                                  as Arranger


                           Dated as of May 31, 1996,
                 as amended and restated as of April 30, 1998


================================================================================

                               TABLE OF CONTENTS


This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                Page
                                                                                ----
Section 1.  Definitions and Accounting Matters..................................   1
        1.01  Certain Defined Terms.............................................   2
        1.02  Accounting Terms and Determinations...............................  20
        1.03  Classes and Types of Loans........................................  21
        1.04  References to Parent Guarantor and Company........................  21

Section 2.  Commitments, Loans, Notes and Prepayments...........................  21
        2.01  Loans.............................................................  21
        2.02  Borrowings........................................................  22
        2.03  Letters of Credit.................................................  22
        2.04  Changes of Commitments............................................  26
        2.05  Commitment Fee....................................................  26
        2.06  Lending Offices...................................................  26
        2.07  Several Obligations; Remedies Independent.........................  26
        2.08  Evidence of Loans; Notes..........................................  26
        2.09  Optional Prepayments and Conversions or Continuations of Loans....  28
        2.10  Mandatory Prepayments.............................................  28

Section 3.  Payments of Principal and Interest..................................  30
        3.01  Repayment of Loans................................................  30
        3.02  Interest..........................................................  31

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.....................  32
        4.01  Payments..........................................................  32
        4.02  Pro Rata Treatment................................................  33
        4.03  Computations......................................................  33
        4.04  Minimum Amounts...................................................  33
        4.05  Certain Notices...................................................  33
        4.06  Non-Receipt of Funds by the Administrative Agent..................  34
        4.07  Sharing of Payments, Etc..........................................  35

Section 5.  Yield Protection, Etc...............................................  36
        5.01  Additional Costs..................................................  36
        5.02  Limitation on Types of Loans......................................  37
        5.03  Illegality........................................................  38
        5.04  Treatment of Affected Loans.......................................  38
        5.05  Compensation......................................................  38
        5.06  Additional Costs in Respect of Letters of Credit..................  39
        5.07  U.S. Taxes........................................................  39
        5.08  Replacement of Lenders............................................  41

                                                                                Page
                                                                                ----
Section 6.  Guarantee...........................................................  41
        6.01  The Guarantee.....................................................  41
        6.02  Obligations Unconditional.........................................  42
        6.03  Reinstatement.....................................................  42
        6.04  Subrogation.......................................................  43
        6.05  Remedies..........................................................  43
        6.06  Instrument for the Payment of Money...............................  43
        6.07  Continuing Guarantee..............................................  43
        6.08  Rights of Contribution............................................  43
        6.09  General Limitation on Guarantee Obligations.......................  43
        6.10  Waiver............................................................  44

Section 7.  Conditions Precedent................................................  44
        7.01  Amendment/Restatement Effective Date..............................  44
        7.02  Initial and Subsequent Extensions of Credit.......................  48
        7.03  Permitted Acquisitions............................................  48

Section 8.  Representations and Warranties......................................  49
        8.01  Corporate Existence...............................................  49
        8.02  Financial Condition...............................................  49
        8.03  Litigation........................................................  50
        8.04  No Breach.........................................................  50
        8.05  Action............................................................  50
        8.06  Approvals.........................................................  50
        8.07  ERISA.............................................................  51
        8.08  Taxes.............................................................  51
        8.09  Investment Company Act............................................  51
        8.10  Public Utility Holding Company Act................................  51
        8.11  Material Agreements and Liens; Ownership of Property; Insurance...  51
        8.12  Environmental Matters.............................................  52
        8.13  Capitalization....................................................  53
        8.14  Subsidiaries, Etc.................................................  54
        8.15  True and Complete Disclosure......................................  54
        8.16  MAGIC Transaction Documents.......................................  54
        8.17  Regulation H......................................................  54
        8.18  Security Documents................................................  55
        8.19  Intellectual Property Rights......................................  55
        8.20  Federal Regulations...............................................  55
        8.21  Year 2000 Matters.................................................  55

Section 9.  Covenants of the Borrower, the Company and the Parent Guarantor.....  56
        9.01  Financial Statements Etc..........................................  56
        9.02  Litigation........................................................  58
        9.03  Existence, Etc....................................................  58
        9.04  Insurance.........................................................  59
        9.05  Prohibition of Fundamental Changes................................  59
        9.06  Limitation on Liens...............................................  60
        9.07  Indebtedness......................................................  61
        9.08  Investments.......................................................  62

                                                                                Page
                                                                                ----
        9.09  Dividend Payments.................................................  63
        9.10  Certain Financial Covenants.......................................  64
        9.11  Certain Net Available Proceeds....................................  64
        9.12  Interest Rate Protection Agreements...............................  64
        9.13  Lines of Business.................................................  65
        9.14  Transactions with Affiliates......................................  65
        9.15  Use of Proceeds...................................................  65
        9.16  Certain Obligations Respecting Domestic Subsidiaries..............  65
        9.17  Ownership of the Company and the Borrower.........................  67
        9.18  Certain Payments and Modifications................................  67
        9.19  Special Purpose Company...........................................  67

Section 10.  Events of Default..................................................  68

Section 11.  The Administrative Agent...........................................  71
        11.01  Appointment, Powers and Immunities...............................  71
        11.02  Reliance by Administrative Agent.................................  72
        11.03  Defaults.........................................................  72
        11.04  Rights as a Lender...............................................  73
        11.05  Indemnification..................................................  73
        11.06  Non-Reliance on Administrative Agent and Other Lenders...........  73
        11.07  Failure to Act...................................................  74
        11.08  Resignation or Removal of Administrative Agent...................  74
        11.09  Consents under Other Loan Documents..............................  74

Section 12.  Miscellaneous......................................................  74
        12.01  Waiver...........................................................  74
        12.02  Notices..........................................................  75
        12.03  Expenses, Etc....................................................  76
        12.04  Amendments, Etc..................................................  77
        12.05  Successors and Assigns...........................................  78
        12.06  Assignments and Participations...................................  79
        12.07  Survival.........................................................  81
        12.08  Captions.........................................................  82
        12.09  Counterparts.....................................................  82
        12.10  Governing Law; Submission to Jurisdiction........................  82
        12.11  WAIVER OF JURY TRIAL.............................................  82
        12.12  Treatment of Certain Information; Confidentiality................  82

ANNEX A          -      Commitments

SCHEDULE I       -      Material Agreements and Liens
SCHEDULE II      -      Subsidiaries
SCHEDULE III     -      Real Property
SCHEDULE IV      -      Consents
SCHEDULE V       -      Intellectual Property
SCHEDULE VI      -      Sources and Uses for MAGIC Transaction

EXHIBIT A-1      -      Form of Revolving Credit Note
EXHIBIT A-2      -      Form of Tranche A Term Loan Note
EXHIBIT A-3      -      Form of Tranche B Term Loan Note
EXHIBIT B-1      -      Form of Security Agreement
EXHIBIT B-2      -      Form of Conditional Assignment of and Security Interest
                         in Trademark Rights
EXHIBIT B-3      -      Form of Conditional Assignment of and Security Interest
                         in Copyrights
EXHIBIT C-1      -      Form of Opinion of Counsel to the Obligors
EXHIBIT C-2      -      Form of Opinion of Special New York Counsel to the
                         Borrower
EXHIBIT D        -      Form of Confidentiality Agreement
EXHIBIT E        -      Form of Assignment and Acceptance
EXHIBIT F        -      Form of Acknowledgment and Confirmation of Security
                         Agreement
EXHIBIT G        -      Form of Mortgage
EXHIBIT H        -      Form of Additional Obligor Addendum
EXHIBIT I        -      Form of Addendum

                                                                    EXHIBIT 10.3

          CREDIT AGREEMENT, dated as of May 31, 1996, as amended and restated as of April 30, 1998, among:

          ADVANSTAR COMMUNICATIONS INC., a New York corporation (the
     "Borrower");
      --------

          ADVANSTAR HOLDINGS, INC., a Delaware corporation and the parent corporation of the Borrower (the "Company");
                                       -------

          AHI HOLDING CORP., a Delaware corporation and the parent corporation of the Company (the "Parent Guarantor");
                          ----------------

          each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" on or after the Amendment/Restatement Effective Date (as defined below) pursuant to Section 9.16(a) hereof (individually, a "Subsidiary Guarantor" and, collectively,
                                      --------------------
     the "Subsidiary Guarantors"); and, together with the Parent Guarantor and
          ---------------------
     the Company, the "Guarantors"; and the Guarantors collectively with the
                       ----------
     Borrower, the "Obligors");
                    --------

          each of the lenders listed on Annex A hereto and each lender that becomes a "Lender" after the Amendment/Restatement Effective Date pursuant to Section 12.06(b) hereof (individually, a "Lender" and, collectively, the
                                                  ------
     "Lenders"); and
      -------

          THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                       --------------------


                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Obligors, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of May 31, 1996, as amended and restated as of January 17, 1997 (as so amended and restated, the "Existing
                                                                  --------
Credit Agreement");
----------------

          WHEREAS, the Obligors have requested that the Existing Credit Agreement be amended and restated as hereinafter provided;

          WHEREAS, such amendment and restatement has been approved in accordance with the Existing Credit Agreement; and

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of all or any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Obligors outstanding thereunder;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree that, effective on the Amendment and Restatement Effective Date (as hereinafter defined), the Existing Credit Agreement will be amended and restated in its entirety as follows:

          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms.  As used herein, the following terms
                ---------------------
shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                            ---- -----

          "Acknowledgment and Confirmation of Security Agreement" shall mean the
           -----------------------------------------------------
Acknowledgment and Confirmation of Security Agreement made by each Obligor in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "Acquired Working Capital" shall have the meaning assigned to such
           ------------------------
term in Section 2.10(g).

          "Administrative Agent" shall have the meaning assigned to such term in
           --------------------
the recitals hereto.

          "Affiliate" shall mean any Person that directly or indirectly
           ---------
controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings,
                             -------
"controlled by" and "under common control with") shall mean possession, directly
 -------------       -------------------------
or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any
                                                --------
Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Parent Guarantor or any of its Subsidiaries if such individual holds ownership interests in the Parent Guarantor of less than 5% and (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates.

          "Agreement" shall mean this Credit Agreement, as amended, amended and
           ---------
restated, supplemented or otherwise modified from time to time.

          "Amendment/Restatement Effective Date" shall mean the date on which
           ------------------------------------
each of the conditions precedent specified in Section 7.01 shall have been satisfied, which date is April 30, 1998.

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in an administrative questionnaire delivered to the Administrative Agent or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean:  (a) with respect to Base Rate Loans,
           -----------------
1.25% per annum (in the case of Revolving Credit Loans and Tranche A Term Loans) and 1.50% per annum (in the case of Tranche B Term Loans); and (b) with respect to Eurodollar Loans, 2.25% per annum (in the case of Revolving Credit Loans and Tranche A Term Loans) and 2.50% per annum (in the case of Tranche B Term Loans); provided that, if the Total Leverage Ratio as at the last day of
             --------
any fiscal quarter of the Company (commencing with the fiscal quarter ending June 30, 1998) shall fall within any of the ranges set forth below then, subject to the delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" for each Loan shall be changed to the per annum rate for the respective Class and Type of Loan set forth below opposite such range during the period commencing on the date that is three Business Days after the date of receipt of such certificate to but not including the next date on which the Applicable Margin changes in accordance with this definition:

------------------------------------------------------------------------------------------------------------------------------------
                                        Applicable Eurodollar   Applicable Eurodollar    Applicable Base Rate   Applicable Base Rate
                                               Margin                   Margin                 Margin                   Margin
                                           Revolving Credit                                Revolving Credit           Tranche B
              Leverage Ratio                 Loans/Tranche         Tranche B Term       Loans/Tranche A Term            Term
                                               A Term Loans             Loans                  Loans                    Loans
------------------------------------------------------------------------------------------------------------------------------------
Greater than or equal to                         2.25%                   2.50%                  1.25%                   1.50%
5.50 to 1.0
------------------------------------------------------------------------------------------------------------------------------------

Greater than or equal to 5.00 to 1.0             2.00%                   2.50%                  1.00%                   1.50%
and less than 5.50 to 1.0
------------------------------------------------------------------------------------------------------------------------------------

Greater than or equal to 4.50 to 1.0             2.00%                   2.50%                  1.00%                   1.50%
and less than 5.00 to 1.0
------------------------------------------------------------------------------------------------------------------------------------

Greater than or equal to 4.00 to 1.0             1.75%                   2.25%                  0.75%                   1.25%
and less than 4.50 to 1.0
------------------------------------------------------------------------------------------------------------------------------------

Greater than or equal to 3.50 to 1.0             1.50%                   2.25%                  0.50%                   1.25%
and less than 4.00 to 1.0
Less than 3.50 to 1.0                            1.25%                   2.00%                  0.25%                   1.00%
------------------------------------------------------------------------------------------------------------------------------------

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as
           ---------------
amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans that bear interest at rates based
           ---------------
upon the Base Rate.

          "Basle Accord" shall mean the proposals for risk-based capital
           ------------
framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          "Borrower" shall have the meaning assigned to such term in the
           --------
recitals hereto.

          "Business Day" shall mean any day that is not a Saturday or Sunday or
           ------------
any other day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean, for any period, expenditures
           --------------------
(including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period that are required to be capitalized in accordance with GAAP.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Casualty Event" shall mean, with respect to any Property of any
           --------------
Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Chase" shall mean The Chase Manhattan Bank, a New York banking
           -----
corporation, and its successors.

          "CIGAM" shall mean CIGAM Merger Corp.
           -----

          "Class" shall have the meaning assigned to such term in Section 1.03
           -----
hereof.

          "Closing Date" shall mean the date upon which the initial extension of
           ------------
credit hereunder was made, which occurred on May 31, 1996.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collateral Account" shall have the meaning assigned to such term in
           ------------------
Section 4.01 of the Security Agreement.

          "Commitments" shall mean the Revolving Credit Commitments, the Tranche
           -----------
A Term Loan Commitments and the Tranche B Term Loan Commitments.

          "Company" shall have the meaning assigned to such term in the recitals
           -------
hereto, subject to Section 1.04 hereof.

          "Consolidated Current Assets" shall mean, as to the Company at any
           ---------------------------
time, the current assets (other than cash and Permitted Investments) of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Current Liabilities" shall mean, as to the Company at
           --------------------------------
any time, the current liabilities of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding the current portion of any long-term Indebtedness of the

Company and its Consolidated Subsidiaries (including the Revolving Credit Loans during the twelve-month period preceding the Revolving Credit Commitment Termination Date), to the extent otherwise included therein.

          "Consolidated Net Income" shall mean, for any period, the net income
           -----------------------
of the Company and its Consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, provided that, to the extent
                                                 --------
that any dividends shall be paid, by the Borrower, directly or indirectly, to the Parent Guarantor pursuant to Section 9.09(b)(i) or 9.09(c)(i) hereof for purposes set forth therein in respect of such period, such net income shall be net of such dividends.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Continuing Directors" shall mean the directors of the Parent
           --------------------
Guarantor on the Amendment/Restatement Effective Date, after giving effect to the MAGIC Transaction and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Parent Guarantor is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the affirmative vote of the H&F Affiliated Parties in his or her election by the shareholders of the Parent Guarantor.

          "Contractual Obligation" shall mean as to any Person, any provision of
           ----------------------
any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Copyright Assignment" shall mean each Conditional Assignment of and
           --------------------
Security Interest in Copyrights to be executed and delivered by certain Obligors parties thereto, substantially in the form of Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time.

          "Debt Issuance" shall mean the incurrence after the
           -------------
Amendment/Restatement Effective Date by the Parent Guarantor or any of its Subsidiaries, of any Indebtedness, whether through the issuance of debt securities, the borrowing of money from a bank or other financial institution, or otherwise, provided that such term shall not include any incurrence of
              --------
Indebtedness to the Lenders under the Loan Documents or any incurrence of Indebtedness permitted under Section 9.07 hereof.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any sale, assignment, transfer or other
           -----------
disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person other than any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Parent Guarantor, the Company or the Borrower, as the case may be, or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Parent Guarantor or any of its Subsidiaries), but excluding (a) dividends payable solely in shares of common stock of the Parent Guarantor, the Company or the Borrower, as the case may be and (b) payments due to former equity holders of the Company pursuant to the Merger Agreement (including payments pursuant to dissenters' rights).

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower which
           -------------------
is organized under the laws of a State within the United States.

          "EBITDA" shall mean for any period, Consolidated Net Income for such
           ------
period adjusted to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Interest Expense (net of interest income and other similar cash payments received by the Company and its Subsidiaries from third parties during such period in respect of investments), (b) total income tax expense, (c) depreciation expense, (d) the expense associated with amortization of intangible and other assets, (e) non-cash provisions for reserves for discontinued operations, (f) any extraordinary, unusual or non-cash non-recurring gains or losses or charges (including any restructuring charges) or credits, (g) any severance charges for the 1997 fiscal year, (h) the excess of the expense in respect of post-retirement benefits accrued under Statement of Financial Accounting Standards No. 106 over the cash expense in respect of such post-retirement benefits, (i) non-cash charges reflecting compensation expense relating to employee stock option or similar plans and (j) $400,000 in compensation expense of the Borrower incurred in connection with the MAGIC Transaction and paid in each of the 1998 and 1999 fiscal years, provided that,
                                                                --------
for purposes of the calculation only of the Total Leverage Ratio, EBITDA of MAGIC (in the case of calculations for any period ending on or prior to March 31, 1999) and EBITDA of any other Person acquired by the Company or any of its Subsidiaries during the relevant calculation period shall be included, on a pro
                                                                            ---
forma basis, in EBITDA of the Company as if MAGIC or such Person, as the case
-----
may be, had been acquired on the first day of the calculation period.

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future
           ------------------
Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Equity Issuance" shall mean (a) any issuance or sale by the Parent
           ---------------
Guarantor or any of its Subsidiaries after the Amendment/Restatement Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Parent Guarantor or any of its Subsidiaries pursuant to any incentive compensation plans, employment agreements and employee benefit plans established in the ordinary course of business and any capital stock of the Parent Guarantor or any of its Subsidiaries issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Parent Guarantor or any of its Subsidiaries or (b) the receipt by the Parent Guarantor or any of its Subsidiaries after the Amendment/Restatement Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (v) any issuance or sale by the
--------
Parent Guarantor of any of its common stock to directors, officers or employees of the Parent Guarantor or any of its Subsidiaries, (w) any such issuance or sale by any Subsidiary of the Parent Guarantor to the Company or any Wholly Owned Subsidiary of the Parent Guarantor, (x) any capital contribution by the Parent Guarantor or any Subsidiary of the Parent Guarantor to any Wholly Owned Subsidiary of the Parent Guarantor, (y) any such issuance or sale by the Parent Guarantor to H&F Affiliated Parties or (z) any such issuance or sale by the Parent Guarantor which constitutes a portion of the Purchase Price of, or which finances, a Permitted Acquisition, provided that the capital stock of the Parent
                                   --------
Guarantor issued or sold to Persons other than the H&F Affiliated Parties for any such Permitted Acquisition, together with the capital stock of the Parent Guarantor so issued or sold in previous Permitted Acquisitions in reliance of this clause (z), shall not exceed 25% of the capital stock of the Parent Guarantor (after giving effect to such issuance or sale).

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company or any of its Subsidiaries is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Company or any of its Subsidiaries is a member.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan
           --------------------
for any Interest Period therefor, the rates per annum quoted by Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount approximately comparable to the principal amount of the Eurodollar Loan to be made by Chase for such Interest Period. If Chase is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that Chase would have made or had outstanding had it been participating in such Loan during such Interest Period.

          "Eurodollar Loans" shall mean Loans that bear interest at rates based
           ----------------
on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Section 10 hereof.

          "Excess Cash Flow" shall mean, for any fiscal year, the excess of (a)
           ----------------
the sum, without duplication, of (i) EBITDA for such fiscal year and (ii) cash generated (if any) by the decrease (if any) in Working Capital of the Company for such fiscal year, over (b) the sum, without duplication, of (i) Fixed Charges for such fiscal year, (ii) the aggregate amount of cash used for Permitted Acquisitions made by the Borrower and its Subsidiaries during such fiscal year that were financed by cash other than from proceeds of Dispositions, Loans, Equity Issuances and any capital contribution by or equity issuances to H&F Affiliated Parties, and (iii) the aggregate amount of payments or prepayments of the Revolving Credit Loans during such fiscal period made pursuant to Section 2.09 hereof (to the extent such payments are accompanied by reduction to the Revolving Credit Commitments) and (iv) the increase (if any) in Working Capital of the Company for such fiscal year.

          "Existing Credit Agreement" shall have the meaning assigned to such
           -------------------------
term in the recitals hereto.

          "Expocon" shall mean Expocon Management Associates, Inc.
           -------

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

          "Fixed Charges" shall mean, for any period, the sum for the Company
           -------------
and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (a) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness or Capital Lease Obligations incurred as permitted by Section 9.07(d) hereof during such period) plus (b) all
                                                           ----
regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period plus (c) all Interest Expense paid for such
                                     ----
period plus (d) the aggregate amount of Federal, state and local income taxes
       ----
paid or payable in respect of such period.

          "Fixed Charges Coverage Ratio" shall mean, as at the last day of any
           ----------------------------
fiscal quarter, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date to (b) Fixed Charges for such period, provided, that for the purposes of determining the Fixed Charges
        --------
Coverage Ratio for the fiscal quarters of the Company ending June 30, 1998, September 30, 1998 and December 31, 1998, Fixed Charges for the relevant period shall be deemed to equal Fixed Charges less Interest Expense in respect of the Senior Subordinated Notes for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter ending after the Amendment/Restatement Effective Date) multiplied by 4, 2 and 4/3, respectively
                                      -------------
plus, (i) in the case of the fiscal quarter of the Company ending September 30,
----
1998, 50% of the Interest Expense in respect of the Senior Subordinated Notes payable during the fiscal quarter of the Company ending December 31, 1998 and,
(ii) in the case of the fiscal quarter of the Company ending December 31, 1998, 100% of the Interest Expense in respect of the Senior Subordinated Notes payable during the fiscal quarter of the Company ending December 31, 1998.

          "Foreign Subsidiary" shall mean any Subsidiary of the Borrower
           ------------------
organized under the laws of any jurisdiction outside the United States of America.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Governmental or Regulatory Authority" shall mean any court, tribunal,
           ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any subdivision.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit and indemnities given by the Company or any of its Subsidiaries in connection with exhibitions, in each case, in the ordinary course of business. The terms "Guarantee" and
                                                              ---------
"Guaranteed" used as a verb shall have a correlative meaning.
 ----------

          "Guarantors" shall have the meaning assigned to such term in the
           ----------
recitals hereto.

          "H&F Affiliated Parties" shall mean (a) AHI Advanstar, L.L.C., a
           ----------------------
Delaware limited liability company, and partnerships in which the ultimate managing general partner is controlled by, or (b) other entities controlled by, members of Hellman & Friedman LLC, a Delaware limited liability company, or any successor entity, and shall in any event include Hellman and Friedman Capital Partners III, L.P., H&F International Partners III, L.P., and H&F Orchard Partners III, L.P.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or
           ------------------
petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other
                                         -----
materials or substances that are now or hereafter become defined as or included in the definition of

"hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean, for any Person: (a) obligations created,
           ------------
issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, other than (except for purposes of Section 10(b) hereof) obligations in respect of the undrawn face amount of letters of credit that are the functional equivalents of surety or performance bonds or that support self-insurance programs to the extent that the aggregate amount of all such obligations does not exceed $3,000,000; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. Notwithstanding the foregoing, Indebtedness shall exclude (i) obligations created, issued or incurred by any Person with respect to customer subscription payments or customer deposits for trade shows and exhibitions, (ii) indemnities in respect of obligations not otherwise constituting Indebtedness and (iii) obligations to pay purchase price adjustments based on financial performance of an acquired entity.

          "Interest Expense" shall mean, for any period, for the Company and its
           ----------------
Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

          "Interest Period" shall mean, with respect to any Eurodollar Loan,
           ---------------
each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

          Notwithstanding the foregoing: (i) no Interest Period for any Tranche A Term Loan may commence before and end after any Tranche A Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche A Term Loans having Interest Periods that end after such Tranche A Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche A Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Tranche A Principal Payment Date; (ii) no Interest Period for any Tranche B Term Loan may commence before and end after any Tranche B Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche B Term Loans having Interest Periods that end after such Tranche B Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche B Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Tranche B Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Interim Financing" shall mean up to $75,000,000 of Indebtedness
           -----------------
incurred by the Borrower pursuant to loans made to it by one or more H&F Affiliated Parties.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding (i) any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory, supplies or services by such Person in the ordinary course of business and (ii) any such deposits that are customary and necessary in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person (other than indemnities given by the Company or any of its Subsidiaries in connection with exhibitions in the ordinary course of business); or (d) the entering into of any Interest Rate Protection Agreement.

          "Issuing Lender" shall mean Chase (or its designated Affiliates), as
           --------------
the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

          "Lenders" shall have the meaning assigned to such term in the recitals
           -------
hereto.

          "Letter of Credit" shall have the meaning assigned to such term in
           ----------------
Section 2.03 hereof.

          "Letter of Credit Documents" shall mean, with respect to any Letter of
           --------------------------
Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Revolving Credit
           -------------------------
Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any
           --------------------------
time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests under said
Section 2.03.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loan Documents" shall mean, collectively, this Agreement, any Notes,
           --------------
the Letters of Credit, the Security Documents and the Acknowledgment and Confirmation of Security Agreement.

          "Loans" shall mean the Revolving Credit Loans and the Term Loans.
           -----

          "MAGIC" shall mean Men's Apparel Guild in California, Inc.
           -----

          "MAGIC Merger Agreement" shall mean the agreement and plan of merger,
           ----------------------
dated as of March 6, 1998, as amended as of March 23, 1998, by and among the Borrower, CIGAM and MAGIC.

          "MAGIC Transaction" shall mean a transaction consisting of (a) the
           -----------------
issuance by the Parent Guarantor to certain H&F Affiliated Parties of capital stock, followed by successive contributions of common equity by the Parent Guarantor to the Company, by the Company to the Borrower and by the Borrower to CIGAM and (b) the merger of CIGAM with and into MAGIC, pursuant to the MAGIC Merger Agreement, such that, after giving effect to such merger, MAGIC will be a wholly owned subsidiary of the Borrower.

          "MAGIC Transaction Documents" shall mean, collectively, the MAGIC
           ---------------------------
Merger Agreement and all other agreements, legal opinions and instruments (together with any and all exhibits, annexes and schedules thereto) executed and delivered in connection with the MAGIC Transaction.

          "Majority Lenders" shall mean, subject to the last paragraph of
           ----------------
Section 12.04 hereof, Lenders having at least 51% of the sum of (a) the aggregate outstanding principal amount of the Term Loans, or if no Term Loans have been made, the aggregate outstanding principal amount of the Term Loan Commitments plus (b) the sum of (i) the aggregate unused amount, if any, of the
            ----
Revolving Credit Commitments at such time plus (ii) the aggregate outstanding
                                          ----
principal amount of the Revolving Credit Loans at such time plus (c) the aggregate amount of all Letter of Credit Liabilities.

          "Majority Revolving Credit Lenders" shall mean Revolving Credit
           ---------------------------------
Lenders having at least 51% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

          "Majority Tranche A Lenders" shall mean Tranche A Lenders holding at
           --------------------------
least 51% of the aggregate outstanding principal amount of the Tranche A Term Loans or, if the Tranche A Term Loans shall not have been made, at least 51% of the Tranche A Term Loan Commitments.

          "Majority Tranche B Lenders" shall mean Tranche B Lenders holding at
           --------------------------
least 51% of the aggregate outstanding principal amount of the Tranche B Term Loans or, if the Tranche B Term Loans shall not have been made, at least 51% of the Tranche B Term Loan Commitments.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents or the MAGIC Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents or the MAGIC Transaction Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "Merger Agreement" shall mean the Agreement and Plan of Merger dated
           ----------------
as of April 12, 1996 by and among AHI Acquisition II Corp., the Company and the Parent Guarantor, in which AHI Acquisition II Corp. merged with and into the Company and the Company became a Wholly Owned Subsidiary of the Parent Guarantor.

          "Mortgage" shall mean each Mortgage executed and delivered, or to be
           --------
executed and delivered, by the Borrower or any other Obligor, substantially in the form of Exhibit G or in such other form as shall be reasonably acceptable to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Mortgaged Property" shall mean the real properties acquired or owned
           ------------------
by the Obligors as specified on Schedule III hereto.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:
           ----------------------

               (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

               (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event; and

               (c) in the case of any Debt Issuance or Equity Issuance, the aggregate amount of all cash received by the Parent Guarantor and its Subsidiaries in respect of such Debt Issuance or Equity Issuance, as the case may be, net of reasonable expenses incurred by the Parent Guarantor and its Subsidiaries in connection therewith.

          "Net Cash Payments" shall mean, with respect to any Disposition, the
           -----------------
aggregate amount of all cash payments received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition (including any cash payments on Investments arising out of such Disposition, which Investments are permitted by Section 9.08(j)); provided that (a) Net Cash
                                                     --------
Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries within two years as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority when due) and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

          "Notes" shall mean the Revolving Credit Notes, the Tranche A Term Loan
           -----
Notes and the Tranche B Term Loan Notes.

          "Obligors" shall have the meaning assigned to such term in the
           --------
recitals hereto.

          "On Demand" shall mean On Demand Marketing, Inc.
           ---------

          "Parent Guarantor" shall have the meaning assigned to such term in the
           ----------------
recitals hereto, subject to Section 1.04 hereof.

          "Participant" shall have the meaning assigned to such term in Section
           -----------
12.06(c) hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Permitted Acquisition" shall mean any acquisition of (i) all or
           ---------------------
substantially all of the assets of, or (ii) capital stock or other equity interests (collectively, "Equity Interests") in, a Person or division or line of
                          ----------------
business of a Person; provided that (a) after giving effect to such acquisition,
                      --------
the aggregate Purchase Price of all such acquisitions since the Amendment/Restatement Effective Date attributable to acquisitions of foreign Persons or of assets that are principally located outside of the United States shall not exceed $40,000,000; (b) all transactions related thereto shall be consummated in all material respects in accordance with applicable laws; (c) such acquisition shall be effected in such manner so that the acquired assets or Equity Interests are owned either by the Company or a Wholly Owned Subsidiary of the Company and, if effected by merger or consolidation involving the Company or the Borrower, the Company or the Borrower, as the case may be, shall be the continuing or surviving entity; (d) such acquisition (if by purchase of Equity Interests) shall be effected in such manner so that, after giving effect thereto, the Company directly or indirectly owns at least 85% of each class of Equity Interests of the acquired entity; and (e) the conditions set forth in
Section 7.03 shall have been satisfied.

          "Permitted Investments" shall mean:  (a) direct obligations of the
           ---------------------
United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than one year from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services or Moody's Investors Services, Inc., respectively, maturing not more than 270 days from the date of acquisition thereof; and (d) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to obligations described in the foregoing clauses (a), (b) and (c) that satisfy the proviso set forth below, and so long as such fund has total assets of at least $1,000,000,000 and is rated at least Am or A by Standard & Poor's Ratings Services or Moody's Investors Services, Inc., respectively; provided that in each case referred to in the preceding clauses (a), (b) and (c), the respective investments (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or
           ----
maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean:  (a) in respect of any principal of
           -----------------
any Loan that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the interest rate for such Loan as
                                   ----
provided in Section 3.02(a) or 3.02(b) hereof (as the case may be) and (b) in respect of any other amount under this Agreement, any Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to
                                   ----
time plus the Applicable Margin for Base Rate Loans which are Revolving Credit
     ----
Loans.

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located
           ----------------
on the Amendment/Restatement Effective Date at 270 Park Avenue, New York, New York 10017.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Price" shall mean with respect to any Permitted Acquisition,
           --------------
an amount equal to the sum of (a) the aggregate consideration, whether cash, Property or securities, paid or delivered by the Borrower and its Subsidiaries in connection with such Permitted Acquisition plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Borrower and its Subsidiaries after giving effect to such Permitted Acquisition.

          "Qualified Foreign Lender" shall have the meaning assigned to such
           ------------------------
term in Section 2.08(f) hereof.

          "Quarterly Dates" shall mean the last Business Day of March, June,
           ---------------
September and December in each year, the first of which shall be the first such day after the Amendment/Restatement Effective Date.

          "Register" shall have the meaning assigned to such term in Section
           --------
12.06(g) hereof.

          "Registered Note" shall have the meaning assigned to such term in
           ---------------
Section 2.08(f) hereof.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations
           -------------------------
of the Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Relevant Parties" shall have the meaning assigned to such term in
           ----------------
Section 10(b) hereof.

          "Relevant Permitted Acquisition" shall have the meaning assigned to
           ------------------------------
such term in Section 7.03(b) hereof.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Responsible Officer" shall mean, as to any Person, any of the
           -------------------
following officers of such Person: (a) for all purposes hereunder, the chief executive officer, the president or the chief financial officer of such Person and, with respect to financial matters, the treasurer or the controller of such Person and (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer, president or chief financial officer of such Person.

          "Revolving Credit Commitment" shall mean, as to each Revolving Credit
           ---------------------------
Lender, the obligation of such Lender to make Revolving Credit Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The aggregate principal amount of the Revolving Credit Commitments on the Amendment/Restatement Effective Date is $60,000,000.

          "Revolving Credit Commitment Percentage" shall mean, with respect to
           --------------------------------------
any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment Termination Date" shall mean October 31,
           --------------------------------------------
2003.

          "Revolving Credit Lenders" shall mean (a) on the Amendment/Restatement
           ------------------------
Effective Date, the Lenders having Revolving Credit Commitments hereunder and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Revolving Credit Loans" shall have the meaning assigned to such term
           ----------------------
in Section 2.01(a) hereof.

          "Revolving Credit Notes" shall mean the promissory notes provided for
           ----------------------
by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Revolving Credit Notes" shall include any Registered Notes evidencing Revolving Credit Loans executed and delivered pursuant to Section 2.08(f) hereof.

          "Security Agreement" shall mean a Security Agreement substantially in
           ------------------
the form of Exhibit B-1 hereto between the Borrower, the Guarantors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" shall mean, collectively, the Security Agreement,
           ------------------
the Mortgages, the Copyright Assignments, the Trademark Assignments and all Uniform Commercial Code financing statements required by the Security Agreement to be filed with respect to the security interests in personal Property created pursuant to the Security Agreement.

          "Senior Subordinated Note Indenture" shall mean the Indenture entered
           ----------------------------------
into by the Borrower and certain Guarantors in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Guarantors in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 9.18 hereof.

          "Senior Subordinated Notes" shall mean (a) up to $150,000,000 of
           -------------------------
senior subordinated notes issued by the Borrower on the Amendment/Restatement Effective Date in a public offering or Rule 144A private placement and (b) subject to compliance with Section 9.07(g), up to an additional $100,000,000 of additional senior subordinated notes issued by the Borrower on substantially identical terms under the Senior Subordinated Note Indenture (in each case including any senior subordinated notes of the Borrower issued in exchange therefor pursuant to the exchange offer procedure described in the Senior Subordinated Note Indenture).

          "Solvent" and "Solvency" shall mean, with respect to any Person on a
           -------       --------
particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

          "Specified Change of Control" shall mean a "Change of Control" as
           ---------------------------
defined in the Senior Subordinated Note Indenture.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. References herein to Subsidiaries shall, unless the context otherwise requires, in each case be deemed to include MAGIC and its Subsidiaries. Notwithstanding the foregoing, the ventures set forth in Section 9.16(d) shall not be deemed to be Subsidiaries of the Borrower for purposes of this Agreement.

          "Subsidiary Guarantors" shall have the meaning assigned to such term
           ---------------------
in the recitals hereto.

          "TEC" shall mean Technology Events Company, LLC.
           ---

          "Term Loan Commitments" shall mean, collectively, the Tranche A Term
           ---------------------
Loan Commitments and the Tranche B Term Loan Commitments.

          "Term Loans" shall mean, collectively, the Tranche A Term Loans and
           ----------
the Tranche B Term Loans.

          "Total Debt" shall mean, as at any date, all Indebtedness (other than
           ----------
clauses (c) and (d) of the definition thereof) of the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date.

          "Total Leverage Ratio" shall mean, as at any date, the ratio of (a)
           --------------------
Total Debt on such date to (b) EBITDA for the most recently ended period of four consecutive fiscal quarters of the Company on or prior to such date.

          "Trademark Assignment" shall mean each Conditional Assignment of and
           --------------------
Security Interest in Trademarks to be executed and delivered by certain Obligors parties thereto, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "Tranche A Lenders" shall mean (a) on the Amendment/Restatement
           -----------------
Effective Date, the Lenders having Tranche A Term Loan Commitments hereunder and
(b) thereafter, the Lenders from time to time holding Tranche A Term Loans and Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Tranche A Principal Payment Dates" shall mean the Quarterly Dates
           ---------------------------------
falling on or nearest to the dates specified in the table set forth in Section 3.01(b) hereof.

          "Tranche A Term Loan Commitment" shall mean, as to each Tranche A
           ------------------------------
Lender, the obligation of such Tranche A Lender to make a Tranche A Term Loan in a principal amount up to but not exceeding the amount set opposite the name of such Tranche A Lender in Annex A under the caption "Tranche A Term Loan Commitment" or, in the case of a Person that becomes a Tranche A Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Tranche A Term Loan Commitments is $85,000,000.

          "Tranche A Term Loan Notes" shall mean the promissory notes provided
           -------------------------
for by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Tranche A Term Loan Notes" shall include any Registered Notes evidencing Tranche A Term Loans executed and delivered pursuant to Section 2.08(f) hereof.

          "Tranche A Term Loans" shall have the meaning assigned to such term in
           --------------------
Section 2.01(b) hereof.

          "Tranche B Lenders" shall mean (a) on the Amendment/Restatement
           -----------------
Effective Date, the Lenders having Tranche B Term Loan Commitments hereunder and
(b) thereafter, the Lenders from time to time holding Tranche B Term Loans and Tranche B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Tranche B Principal Payment Dates" shall mean the Quarterly Dates
           ---------------------------------
falling on or nearest to the dates specified in the table set forth in Section 3.01(c) hereof.

          "Tranche B Term Loan Commitment" shall mean, as to each Tranche B
           ------------------------------
Lender, the obligation of such Tranche B Lender to make a Tranche B Term Loan in a principal amount up to but not exceeding the amount set opposite the name of such Lender in Annex A under the caption "Tranche B Term Loan Commitment" or, in the case of a Person that becomes a Tranche B Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Tranche B Term Loan Commitments is $125,000,000.

          "Tranche B Term Loan Notes" shall mean the promissory notes provided
           -------------------------
for by Section 2.08(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Tranche B Term Loan Notes" shall include any Registered Notes evidencing Tranche B Term Loans executed and delivered pursuant to Section 2.08(f) hereof.

          "Tranche B Term Loans" shall have the meaning assigned to such term in
           --------------------
Section 2.01(c) hereof.

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
hereof.

          "U.S. Person" shall mean a citizen or resident of the United States of
           -----------
America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

          "U.S. Taxes" shall mean any present or future tax, assessment or other
           ----------
charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "Working Capital" shall mean the excess of Consolidated Current Assets
           ---------------
over Consolidated Current Liabilities.

          1.02  Accounting Terms and Determinations.
                -----------------------------------

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (or, if no such financial statements have yet been delivered under Section 9.01 hereof, with those used in the preparation of the relevant financial statements referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, if no such financial statements have yet been delivered under Section 9.01 hereof, with those used in the preparation of the relevant financial statements referred to in Section 8.02 hereof) unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the relevant financial statements referred to in Section 8.02 hereof).

          (b) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03  Classes and Types of Loans.  Loans hereunder are distinguished
                --------------------------
by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a

Revolving Credit Loan, a Tranche A Term Loan or a Tranche B Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          1.04  References to Parent Guarantor and Company.  If the Parent
                ------------------------------------------
Guarantor and the Company merge, each reference in this Agreement or in any other Loan Document to the "Parent Guarantor", the "Company", "the Parent Guarantor and the Company" or "the Parent Guarantor or the Company" (or any differently-worded reference having like effect), with respect to any time after the consummation of such merger, shall be deemed to be a reference to the surviving entity of such merger.


          Section 2.  Commitments, Loans, Notes and Prepayments.
                      -----------------------------------------

          2.01  Loans.
                -----

          (a)  Revolving Credit Loans.  Each Revolving Credit Lender severally
               ----------------------
agrees, on the terms and conditions of this Agreement, to make loans to the Borrower in Dollars during the period from and including the Amendment/Restatement Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein called "Revolving Credit Loans"), provided that in no event shall the
               ----------------------    --------
aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof).

          (b)  Tranche A Term Loans.  Each Tranche A Lender severally agrees, on
               --------------------
the terms and conditions of this Agreement, to make a term loan to the Borrower in Dollars on the Amendment/Restatement Effective Date in the principal amount of the Tranche A Term Loan Commitment of such Lender. Thereafter the Borrower may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.09 hereof).

          (c)  Tranche B Term Loans.  Each Tranche B Lender severally agrees, on
               --------------------
the terms and conditions of this Agreement, to make a term loan to the Borrower in Dollars on the Amendment/Restatement Effective Date in the principal amount of the Tranche B Term Loan Commitment of such Lender. Thereafter the Borrower may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09 hereof).

          (d)  Limit on Eurodollar Loans.  No more than six separate Interest
               -------------------------
Periods in respect of Eurodollar Loans of a Class from each Lender may be outstanding at any one time. No Loans may be outstanding as Eurodollar Loans prior to the date that is three Business Days after the Amendment/Restatement Effective Date.

          2.02  Borrowings.  The Borrower shall give the Administrative Agent
                ----------
notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent at the Principal Office, in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower and maintained with the Administrative Agent at the office of the Administrative Agent specified in Section 12.02 hereof.

          2.03  Letters of Credit.  Subject to the terms and conditions of this
                -----------------
Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Lender of letters of credit (collectively, "Letters of Credit") for account of the Borrower or any of its
                -----------------
Subsidiaries (as specified by the Borrower), provided that in no event shall (i)
                                             --------
the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $3,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of five Business Days prior to the Revolving Credit Commitment Termination Date and the date twelve months following the issuance of such Letter of Credit. Letters of Credit issued under the Existing Credit Agreement which are outstanding on the Amendment/Restatement Effective Date shall be deemed to be Letters of Credit issued under this Agreement on the Amendment/Restatement Effective Date. The following additional provisions shall apply to Letters of Credit:

          (a) The Borrower shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit).
     Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Borrower (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Borrower hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d)  Forthwith upon its receipt of a notice referred to in paragraph
     (c) of this Section 2.03, the Borrower shall advise the Administrative Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof.

          (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payment to the Administrative Agent for account of the Issuing Lender under this paragraph (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph (e), the financial condition of the Borrower (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Lender, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Lender withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

          (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Lender from or for account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.03.

          (g) The Borrower shall pay to the Administrative Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Revolving Credit Commitment Percentages) a letter of credit fee on the daily average undrawn face amount of such Letter of Credit at a rate per annum equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Borrower shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit
     (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each calendar quarter, the Issuing Lender shall deliver (through the Administrative Agent) to each Revolving Credit Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such quarter. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between
                              --------
     any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall
                                            --------
     fail to make such payment to the Issuing Lender within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

          (k) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.

The Borrower hereby indemnifies and holds harmless each Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Borrower shall
                                               --------
not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit unless it is prohibited from doing so by an injunction or other order of any court. Nothing in this Section 2.03 is intended to limit the other obligations of the Borrower, any Lender or the Administrative Agent under this Agreement.

          2.04  Changes of Commitments.  The Borrower shall have the right at
                ----------------------
any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments and (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Borrower shall give notice of each such
              --------
termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000). The Commitments once terminated or reduced may not be reinstated.

          2.05  Commitment Fee.  The Borrower shall pay to the Administrative
                --------------
Agent for the account of each Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's
--- ----
Revolving Credit Commitment) for the period from and including the Amendment/Restatement Effective Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to (a) 1/2 of 1%, at any time when the Applicable Margin in respect of Eurodollar Loans that are Revolving Credit Loans is 1.75% or higher or (b) 3/8 of 1%, at any other time. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Commitment Termination Date.

          2.06  Lending Offices.  The Loans of each Type made by each Lender
                ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07  Several Obligations; Remedies Independent.  The failure of any
                -----------------------------------------
Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Borrower at any time hereunder and under any Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and any Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  Evidence of Loans; Notes.
                ------------------------

          (a) The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender made on or prior to the Amendment/Restatement Effective Date or in connection with any assignment pursuant to Section 12.06 hereof, in order to evidence such Lender's Revolving Credit Loans, the Borrower will execute and deliver to such Lender a single promissory note of the Borrower substantially in the form of Exhibit A-1 hereto, dated the Amendment/Restatement Effective Date, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

          (b) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche A Lender made on or prior to the Amendment/Restatement Effective Date or in connection with any assignment pursuant to Section 12.06 hereof, in order to evidence such Lender's Tranche A Term Loans, the Borrower will execute and deliver to such Lender a single promissory note of the Borrower substantially in the form of Exhibit A-2 hereto, dated the Amendment/Restatement Effective Date, payable to such Lender in a principal amount equal to the amount of its Tranche A Term Loan Commitment as originally in effect and otherwise duly completed.

          (c) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche B Lender made on or prior to the Amendment/Restatement Effective Date or in connection with any assignment pursuant to Section 12.06 hereof, in order to evidence such Lender's Tranche B Term Loans, the Borrower will execute and deliver to such Lender a single promissory note of the Borrower substantially in the form of Exhibit A-3 hereto, dated the Amendment/Restatement Effective Date, payable to such Lender in a principal amount equal to the amount of its Tranche B Term Loan Commitment as originally in effect and otherwise duly completed.

          (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of each Class made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall record in the Register, with separate subaccounts therein for each Lender, (i) the amount of each Loan of each Class made hereunder, the Type thereof, and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any payment received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if any. The entries made in the Register and the accounts of each Lender maintained pursuant to this Section 2.08(d)
shall, to the extent permitted by applicable law, be prima facie evidence of the
                                                     ----- -----
existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to
--------
maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) any Loan of any Class made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (e) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to
Section 12.06 hereof and except as provided in clause (f) below (and, if requested by any Lender, the Borrower agrees to so exchange any Note).

          (f) Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that has made a written request to the Borrower (through the Administrative Agent) for a promissory note and any direct or indirect assignee of such Lender (such Lender and any such assignee, a "Qualified Foreign Lender")
                                                      ------------------------
shall receive a promissory note in registered form to evidence its Loans (i.e. containing the optional registered note language as indicated in Exhibits A-1, A-2 or A-3 hereto, as the case may be) (herein, a "Registered Note"), dated the
                                                   ---------------
Amendment/Restatement Effective Date, payable to such Lender or registered assigns and otherwise duly completed. Once issued, Registered Notes (i) shall be deemed to and shall be "Notes" and "Tranche A Term Notes," "Tranche B Term Notes" or "Revolving Credit Notes," as the case may be, for all purposes under this Agreement, the Security Documents and the other Loan Documents, (ii) may not be exchanged for Revolving Credit Notes, Tranche A Term Notes or Tranche B Term Notes, notwithstanding anything to the contrary in this Agreement, and
(iii) shall at all times thereafter be Registered Notes, including, without limitation, following any transfer or assignment thereof.

          (g) Each Lender that is a "Lender" under the Existing Credit Agreement shall return to the Borrower for cancellation any notes held by it thereunder promptly after the Amendment/Restatement Effective Date.

          2.09  Optional Prepayments and Conversions or Continuations of Loans.
                --------------------------------------------------------------
Subject to Section 4.04 hereof, the Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Borrower shall give the Administrative Agent notice of
--------
each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; (c) prepayments of the Term Loans shall be applied ratably to the Tranche A Term Loans and the Tranche B Term Loans and, in the case of each such Class, to the installments of the Term Loans in direct order of their scheduled maturities; and (d) any Conversion or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(d) hereof. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under
Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrower to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.10  Mandatory Prepayments.
                ---------------------

          (a)  Casualty Events.  Upon the first anniversary of the receipt by
               ---------------
the Borrower or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Borrower or any of its Subsidiaries (or upon such earlier date as the Borrower or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Borrower shall prepay the Term Loans, and the Term Loan Commitments shall be automatically reduced in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10. Nothing in this paragraph (a) shall be deemed to limit any obligation of the Borrower or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (b)  Debt Issuance.  Upon any Debt Issuance, the Borrower shall prepay
               -------------
the Term Loans in an amount equal to 100% of the Net Available Proceeds thereof, with such prepayment to be made on the date of receipt of any such Net Available Proceeds.

          (c)  Equity Issuance.  Upon any Equity Issuance, the Borrower shall
               ---------------
prepay the Term Loans in an aggregate amount equal to 50% of the Net Available Proceeds thereof, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10.

          (d)  Excess Cash Flow.  Not later than the 30 days after the receipt
               ----------------
by the Administrative Agent of the annual audited consolidated and consolidating financial statements of the Company and its Subsidiaries in accordance with
Section 9.01(b) hereof (or, if such consolidated and consolidating financial statements are not received by the last day on which they are required to be delivered, not later than 30 days after the last day on which such financial statements are required by said Section 9.01(b) to be so delivered) in respect of each fiscal year of the Company ending on or after December 31, 1999, the Borrower shall prepay the Term Loans in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Term Loans made during such fiscal year pursuant to
Section 2.09 hereof, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10.

          (e)  Sale of Assets.  Without limiting the obligation of the Borrower
               --------------
to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and
                                                    -------------------
of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(e), but excluding the amount of any Reinvestable Proceeds (as defined below), shall exceed $1,000,000 then, no later than five Business Days after the occurrence of the Current Disposition, the Borrower will deliver to the Lenders a statement, certified by a Responsible Officer of the Borrower, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Term Loans in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, but excluding the amount of any Reinvestable Proceeds, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10. In the event that the Borrower determines that it plans to use a portion of the Net Available Proceeds of any Disposition (the "Reinvestable Proceeds" of such Disposition) to repair or
                  ---------------------
replace any of its Properties, it may so use
such portion within 270 days of such Disposition; provided that (i) if it fails
                                                  --------
so to use such portion, such portion shall cease to be Reinvestable Proceeds on such 270th day and shall be deemed to be Net Available Proceeds of a Disposition that has occurred on such day and (ii) if after giving effect to such determination the then aggregate amount of Reinvestable Proceeds that have not been used to so repair or replace Properties shall be in excess of $10,000,000, such aggregate amount shall be promptly deposited in a cash collateral account established at Chase to be held as collateral in favor of the Administrative Agent for the benefit of the Lenders on terms reasonably satisfactory to the Administrative Agent and shall remain on deposit in such cash collateral account until such aggregate amount (or, with respect to any portion thereof, such portion) shall be used to so repair or replace Properties or as provided in clause (i) of this Section 2.10(e).

          (f)  Application.  Prepayments described in the above paragraphs of
               -----------
this Section 2.10 (each, a "Reduction") shall be effected as follows:  (i) the
                            ---------
Tranche A Amount (as defined below) of such Reduction shall be applied to the prepayment of installments of the Tranche A Term Loans then outstanding pro rata
                                                                        --- ----
in accordance with the respective amounts of such installments and (ii) the Tranche B Amount (as defined below) of such Reduction shall be applied to the prepayment of the installments of the Tranche B Term Loans then outstanding pro
                                                                            ---
rata in accordance with the respective amounts of such installments.  For the
----
purposes of this Section 2.10(f), with respect to any Reduction, (A) "Tranche A
                                                                      ---------
Amount" shall mean the amount of such Reduction minus the Tranche B Amount and
------                                          -----
(B) "Tranche B Amount" shall mean the product of the amount of such Reduction
     ----------------
multiplied by a fraction the numerator of which is the aggregate principal amount of the Tranche B Term Loans then outstanding and the denominator of which is the aggregate principal amount of the Term Loans then outstanding; provided
                                                                      --------
that, so long as and to the extent that any Tranche A Term Loans are outstanding, if any Tranche B Lender so advises the Administrative Agent on or before the date of such Reduction, such Lender's pro rata portion of the Tranche
                                                 --- ----
B Amount for such Reduction shall be zero.

          (g)  Payments in Connection With MAGIC Transaction.  As soon as
               ---------------------------------------------
practicable after the Amendment/Restatement Effective Date, the Borrower shall reduce any outstanding Revolving Credit Loans (but not the Revolving Credit Commitments) by an amount equal to the cash component of the working capital acquired pursuant to the MAGIC Transaction (the "Acquired Working Capital").
                                                 ------------------------

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.
                ------------------

          (a) The Borrower hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. In addition, if at any time the aggregate principal amount of the Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, shall exceed the Revolving Credit Commitments, the Borrower shall, first, pay Revolving Credit Loans and, second, provide cover for Letter of Credit Liabilities, in an aggregate amount equal to such excess. In the event that the Borrower shall be required pursuant to this Section 3.01(a) to provide cover for Letter of Credit Liabilities, the Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          (b) The Borrower hereby promises to pay to the Administrative Agent for account of the Tranche A Lenders the aggregate principal amount of the Tranche A Term Loans in quarterly installments payable on the Tranche A Principal Payment Dates as follows:

     Principal Payment Date
     Falling on or Nearest to:        Amount of Installment:
     -------------------------        ----------------------
     September 30, 1998                      $   625,000
     December 31, 1998                       $   625,000
     March 31, 1999                          $   625,000
     June 30, 1999                           $   625,000
     September 30, 1999                      $ 2,500,000
     December 31, 1999                       $ 2,500,000
     March 31, 2000                          $ 2,500,000
     June 30, 2000                           $ 2,500,000
     September 30, 2000                      $ 3,750,000
     December 31, 2000                       $ 3,750,000
     March 31, 2001                          $ 3,750,000
     June 30, 2001                           $ 3,750,000
     September 30, 2001                      $ 4,250,000
     December 31, 2001                       $ 4,250,000
     March 31, 2002                          $ 4,250,000
     June 30, 2002                           $ 4,250,000
     September 30, 2002                      $ 5,000,000
     December 31, 2002                       $ 5,000,000
     March 31, 2003                          $ 5,000,000
     June 30, 2003                           $ 5,000,000
     September 30, 2003                      $10,250,000
     October 31, 2003                        $10,250,000

          (c) The Borrower hereby promises to pay to the Administrative Agent for account of the Tranche B Lenders the aggregate principal amount of the Tranche B Term Loans in quarterly installments payable on the Tranche B Principal Payment Dates as follows:

     Principal Payment Date
     Falling on or Nearest to:      Amount of Installment:
     -------------------------      ----------------------
     September 30, 1998                      $   125,000
     December 31, 1998                       $   125,000
     March 31, 1999                          $   125,000
     June 30, 1999                           $   125,000
     September 30, 1999                      $   250,000
     December 31, 1999                       $   250,000
     March 31, 2000                          $   250,000
     June 30, 2000                           $   250,000
     September 30, 2000                      $   250,000
     December 31, 2000                       $   250,000
     March 31, 2001                          $   250,000
     June 30, 2001                           $   250,000
     September 30, 2001                      $   250,000
     December 31, 2001                       $   250,000

     March 31, 2002                     $   250,000
     June 30, 2002                      $   250,000
     September 30, 2002                 $   250,000
     December 31, 2002                  $   250,000
     March 31, 2003                     $   250,000
     June 30, 2003                      $   250,000
     September 30, 2003                 $   250,000
     December 31, 2003                  $   250,000
     March 31, 2004                     $   250,000
     June 30, 2004                      $   250,000
     September 30, 2004                 $29,875,000
     December 31, 2004                  $29,875,000
     March 31, 2005                     $29,875,000
     April 30, 2005                     $29,875,000

          3.02  Interest.  The Borrower hereby promises to pay to the
                --------
Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and
                                           ----

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.
                          ----

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Borrower hereunder or under any Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Eurodollar Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      ------------------------------------------------

          4.01  Payments.
                --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrower under this Agreement and any Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time as required hereunder to any ordinary deposit account of the Borrower with such Lender (with notice to the Borrower and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect
        --------
the validity thereof.

          (c) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if such payment is equal to the then aggregate amounts due and owing hereunder, the Administrative Agent may distribute such payment to the Lenders for application in such ratable manner as it, subject to Section 4.02 hereof, may reasonably determine to be appropriate).

          (d)  Except to the extent otherwise provided in the last sentence of
Section 2.03(e) hereof, each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02  Pro Rata Treatment.  Except to the extent otherwise provided
                ------------------
herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their
                               --- ----
respective Commitments of such Class; (b) except as otherwise provided in
Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the
                          --- ----
amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with
                                                  --- ----
the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in
                                                           --- ----
accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03  Computations.  Interest on Eurodollar Loans and commitment fee
                ------------
and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04  Minimum Amounts.  Except for mandatory prepayments made pursuant
                ---------------
to Section 2.10 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, (a) in the case of Base Rate Loans, each borrowing, Conversion and partial prepayment of principal shall be in an aggregate amount at least equal to $500,000 or a larger multiple of $100,000 and (b) in the case of Eurodollar Loans, each borrowing shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $500,000 and each Conversion or partial prepayment shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $500,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05  Certain Notices.  Notices by the Borrower to the Administrative
                ---------------
Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                                     Number of
                                                                     Business
          Notice                                                     Days Prior
          -----                                                      ----------
     Termination or reduction of Commitments                                 3

     Borrowing or prepayment of, or Conversions into,
     Base Rate Loans                                                         1

     Borrowing or prepayment of, Conversions into, Continuations
     as, or duration of Interest Period for, Eurodollar Loans                3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify (i) the Class of Loans to be borrowed, Converted, Continued or prepaid, (ii) the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and (iii) the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06  Non-Receipt of Funds by the Administrative Agent.  Unless the
                ------------------------------------------------
Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the
 -----
Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                 ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s)
                                     --------
nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrower under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Borrower of the Required Payment to the Administrative Agent shall not limit any claim the Borrower may have against the Payor in respect of such Required Payment.

          4.07  Sharing of Payments, Etc.
                -------------------------

          (a)  Each Obligor agrees that, in addition to (and without limitation
of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such
                                                          --------
Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or
                --- ----
interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Obligor agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5.  Yield Protection, Etc.
                      ----------------------

          5.01  Additional Costs.
                ----------------

          (a) The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional
                                                                ----------
Costs"), resulting from any Regulatory Change that:
-----

               (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

               (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such
             --------
Lender to receive the compensation so requested.

          (b)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a Subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

          (c) Each Lender shall notify the Borrower of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i)
                                                             --------
if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this
Section 5.01.  Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph
(b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are
                           --------
made on a reasonable basis.

          5.02  Limitation on Types of Loans.  Anything herein to the contrary
                ----------------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Term Loans, the Majority Term Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          5.03  Illegality.  Notwithstanding any other provision of this
                ----------
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04  Treatment of Affected Loans.  If the obligation of any Lender to
                ---------------------------
make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such

     Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

          5.05  Compensation.  The Borrower shall pay to the Administrative
                ------------
Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06  Additional Costs in Respect of Letters of Credit.  Without
                ------------------------------------------------
limiting the obligations of the Borrower under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, not later than five Business Days following demand by such Lender or Lenders (through the Administrative Agent), the Borrower shall pay to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrower shall be conclusive in the absence of manifest error as to the amount thereof.

          5.07  U.S. Taxes.
                ----------

          (a) The Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided
                                                                      --------
that the foregoing obligation to pay such additional amounts shall not apply:

               (i) to any payment to any Lender hereunder (other than to any Qualified Foreign Lender) unless such Lender is, on the Amendment/Restatement Effective Date (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans),

               (ii) to any payment to any Qualified Foreign Lender hereunder in respect of its Loan, unless such Qualified Foreign Lender (or, if such Qualified Foreign Lender is not the beneficial owner of such Loan, the beneficial owner thereof) is, on the Amendment/Restatement Effective Date (or on the date such Qualified Foreign Lender becomes a Lender as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that such Qualified Foreign Lender (or beneficial owner, as the case may be) is not a "bank" within the meaning of
     Section 881(c)(3)(A) of the Code, and such Qualified Foreign Lender (or beneficial owner, as the case may be) shall promptly notify the Borrower if at any time, such Qualified Foreign Lender (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Borrower (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or

               (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.07(a), (A) "Form 1001" shall mean Form 1001
                                               ---------
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224
                                               ---------
(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department
of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (C) "Form W-8" shall mean Form W-8 (Certificate
                                     --------
of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses (A), (B) and
(C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          (c) Each such non-U.S. Person that is entitled to submit a Form 1001, Form 4224 or Form W-8, together with a certificate stating that such Qualified Foreign Lender (or beneficial owner, as the case may be) is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and such Qualified Foreign Lender (or beneficial owner, as the case may be) shall promptly notify the Borrower if at any time, such Qualified Foreign Lender (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Borrower (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), shall submit the same to the Administrative Agent and to the Borrower on the Amendment/Restatement Effective Date (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and annually thereafter.

          5.08  Replacement of Lenders.  If any Lender requests compensation
                ----------------------
pursuant to Section 5.01, 5.06 or 5.07 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, the other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), the Borrower, upon three Business Days
                 -----------------
notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Notes to any bank or other financial institution (a "Proposed Lender") identified by the Borrower
                                   ---------------
that is satisfactory to the Administrative Agent and the Issuing Lender (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to
Section 5.01, 5.06 or 5.07 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01, 5.06 or 5.07 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 12.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder the agreements of the Borrower contained in Sections 5.01, 5.06, 5.07 and 12.03 hereof (without duplication of any payments made to such Requesting Lender by the Borrower or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this
Section 5.08 with respect to the time prior to such replacement.

          Section 6.  Guarantee.
                      ---------

          6.01  The Guarantee.  The Guarantors hereby jointly and severally
                -------------
guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and any Notes held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and under any Notes and by any Obligor under any of the other Loan Documents, and all obligations of the Borrower or any of its Subsidiaries to any Lender in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed
                                                                ----------
Obligations").  The Guarantors hereby further jointly and severally agree that
-----------
if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02  Obligations Unconditional.  The obligations of the Guarantors
                -------------------------
under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, any Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of this Agreement or any Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Anything herein to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 6.08 hereof).

          6.03  Reinstatement.  The obligations of the Guarantors under this
                -------------
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04  Subrogation.  The Guarantors hereby jointly and severally agree
                -----------
that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          6.05  Remedies.  The Guarantors jointly and severally agree that, as
                --------
between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and any Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of said Section 6.01.

          6.06  Instrument for the Payment of Money.  Each Guarantor hereby
                -----------------------------------
acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.07  Continuing Guarantee.  The guarantee in this Section 6 is a
                --------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.08  Rights of Contribution.  Each Subsidiary Guarantor hereby agrees
                ----------------------
that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.

Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 6.04 hereof. The provisions of this Section 6.08 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

          6.09  General Limitation on Guarantee Obligations.  In any action or
                -------------------------------------------
proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          6.10  Waiver.  Each Guarantor waives all rights and defenses arising
                ------
out of an election of remedies by any Lender or the Administrative Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor's right of subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. The provisions of this Section 6.10 shall apply to each of the Loan Documents as if fully set forth therein.


          Section 7.  Conditions Precedent.
                      --------------------

          7.01  Amendment/Restatement Effective Date.  The effectiveness of the
                ------------------------------------
amendment and restatement of the Existing Credit Agreement pursuant to this Agreement shall be subject to the satisfaction of the following conditions precedent on or prior to May 31, 1998:

          (a)  Agreement, Notes, etc.  The Administrative Agent shall have
               ---------------------
     received (i) this Agreement, executed and delivered by a duly authorized officer of each Obligor, (ii) an Addendum, substantially in the form of
     Exhibit I, executed and delivered by each Lender listed on Annex A hereto,
     (iii) for the account of each of the Lenders which has requested one or more Notes, each such Note, conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower, (iv) the Acknowledgment and Confirmation of Security executed and delivered by a duly authorized officer of each Obligor party thereto, (v) an instrument in the form attached hereto as Exhibit H hereto executed and delivered by a duly authorized officer of MAGIC and each of its Subsidiaries and (vi) the Trademark Assignment, executed and delivered by a duly authorized officer of each Obligor party thereto.

          (b)  MAGIC Transaction.  (i) The MAGIC Transaction shall have been
               -----------------
     consummated for an aggregate cash purchase price (including the Acquired Working Capital but excluding fees and expenses with respect to the MAGIC Transaction) not exceeding $230,200,000 plus the amount, if any, by which
                                             ----
     the Acquired Working Capital exceeds $11,000,000, and the Administrative Agent shall have received, with a copy for each Lender, (i) a certified copy of each of the MAGIC Transaction Documents and (ii) a certificate of a Responsible Officer to the effect that all conditions precedent and other material transactions contemplated by the MAGIC Transaction Documents have been satisfied or consummated, as the case may be, without amendment, waiver or modification of the terms thereof without the prior consent of the

     Administrative Agent, which shall not be unreasonably withheld. The aggregate amount of the fees and expenses with respect to the MAGIC Transaction shall not have exceeded $8,000,000.

          (ii) The respective amounts of the sources and uses for the MAGIC Transaction shall be substantially consistent with the table attached as
     Schedule VI hereto (the "Table").  The capitalization and structure of the
                              -----
     Obligors after giving effect to the MAGIC Transaction shall be consistent with the Table.

          (c)  Capitalization; Total Leverage Ratio.  (i) On or prior to the
               ------------------------------------
     Amendment/Restatement Effective Date, (A) H&F Affiliated Parties shall have made a cash equity investment in the Borrower of at least $70,000,000 on terms and conditions reasonably satisfactory to the Administrative Agent,
     (B) the Borrower shall have received the amount referred to in clause (A) above in cash by capital contribution from the Parent Guarantor through the Company and (C) the Borrower shall have received either (x) at least $149,500,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes or (y) at least $75,000,000 in gross cash proceeds from the Interim Financing, as the case may be, in each case on terms and conditions reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, stating that after giving effect to the consummation of the MAGIC Transaction and on a pro forma basis, the Total
                                                    --- -----
     Leverage Ratio (calculated, for the purpose of this paragraph, after giving effect to the payment of Revolving Credit Loans effected by application of any of the Acquired Working Capital) shall be equal to or less than 6.25 to
     1.0 as of March 31, 1998 (assuming that the Loans borrowed or outstanding on the Amendment/Restatement Effective Date were outstanding on March 31, 1998 and assuming that MAGIC had been a Subsidiary of the Borrower for, and any other "Permitted Acquisition" made under and as defined in the Existing Credit Agreement after March 31, 1997 had been consummated on the first day of, the period of four consecutive fiscal quarters ended on such date).

          (ii) The capitalization of the Parent Guarantor, the Company and the Borrower and each of their Subsidiaries after the MAGIC Transaction shall be reasonably satisfactory to the Lenders in all respects.

          (d)  Pledged Stock.  The Administrative Agent shall have received
               -------------
     certificates representing all of the capital stock of MAGIC and its Subsidiaries, together with undated stock powers endorsed in blank for each stock certificate (or any equivalent thereof) representing such pledged stock.

          (e)  Corporate Proceedings of the Obligors.  The Administrative Agent
               -------------------------------------
     shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors or duly authorized committee of each Obligor (including, without limitation, MAGIC) authorizing (i) the execution, delivery and performance of this Agreement, the Acknowledgement and Confirmation of Security Documents and the MAGIC Transaction Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) the transactions contemplated by the MAGIC Transaction (to the extent applicable to such Person), certified by the Secretary or an Assistant Secretary of such Obligor as of the Amendment/Restatement Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (f)  Incumbency Certificates.  The Administrative Agent shall have
               -----------------------
     received, with a copy for each Lender, a certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Obligor (including, without limitation, MAGIC and its Subsidiaries), dated the Amendment/Restatement Effective Date, as to the incumbency and signature of the officers of such Person executing each Loan Document to which it is a party and each MAGIC Transaction Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (g)  Corporate Documents.  The Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Obligor (including, without limitation, MAGIC), certified as of the Amendment/Restatement Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Obligor.

          (h)  Consents, Licenses and Approvals.  (i)  All governmental and
               --------------------------------
     third party approvals (including, without limitation, landlords' and other consents) necessary or advisable in connection with the execution, delivery and performance of this Agreement and the other Loan Documents required to be executed and delivered in connection herewith or therewith and the MAGIC Transaction Documents shall have been obtained and be in full force and effect, (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent Governmental or Regulatory Authority which would restrain, prevent or otherwise impose adverse conditions on the MAGIC Transaction and (iii) the Lenders shall be satisfied that the Parent Guarantor, the Borrower and their Subsidiaries are not subject to contractual or other restrictions that would be violated by the MAGIC Transaction, including, without limitation, the granting of security interests and guarantees and the payment of dividends in connection therewith.

          (i)  Officer's Certificate.  A certificate of a Responsible Officer of
               ---------------------
     the Borrower, dated the Amendment/Restatement Effective Date, to the effect set forth in the first sentence of Section 7.02 hereof.

          (j)  Legal Opinions.  The Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, (i) the executed legal opinion, dated the Amendment/Restatement Effective Date, of Heller Ehrman White & McAuliffe, counsel to the Obligors, covering such matters as the Administrative Agent or any Lender reasonably requested, (ii) the executed legal opinions of Testa, Hurwitz & Thibeault, LLP, counsel to the Borrower and certain of the Obligors, (A) delivered in connection with the MAGIC Transaction, and (B) covering certain aspects of Delaware law, (iii) the executed legal opinion of Squire, Sanders & Dempsey L.L.P., special New York counsel to the Borrower, covering such matters as the Administrative Agent or any Lender reasonably requested, and (iv) the executed legal opinion of Cohen and Wolf, P.C., special Connecticut counsel to the Obligors, covering such matters as the Administrative Agent or any Lender reasonably requested, in each case addressed to the Administrative Agent and the Lenders.

          (k)  Lien Searches.  The Administrative Agent shall have received the
               -------------
     results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of MAGIC and its Subsidiaries in any of the jurisdictions where the assets of MAGIC and its Subsidiaries are located, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

          (l)  Actions to Perfect Liens.  The Administrative Agent shall have
               ------------------------
     received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing or preparation for filing of duly executed financing statements on form UCC-1 in each jurisdiction where the assets of MAGIC and its Subsidiaries are located, necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or shall be filed, recorded or registered promptly following the Amendment/Restatement Effective Date, except with respect to those assets as to which the Administrative Agent shall determine in its sole discretion that the costs of perfecting such Liens are excessive in relation to the value of the security to be afforded thereby, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (m)  Insurance Certificate.  The Administrative Agent shall have
               ---------------------
     received an insurance certificate complying with the applicable requirements of the Security Documents.

          (n)  Financial Statements.  The Administrative Agent shall have
               --------------------
     received, with a copy for each Lender, (i) the unaudited pro forma combined
                                                              --- -----
     balance sheet and statement of operations of the Company and its Subsidiaries as of, or for the year ended, as applicable, December 31, 1997 after giving effect to the MAGIC Transaction and the financings contemplated thereby, which shall be in form and substance reasonably satisfactory to the Lenders, (ii) audited financial statements of MAGIC and its Subsidiaries for the fiscal years ended May 31, 1995, May 31, 1996 and May 31, 1997, which financial statements shall have been prepared in accordance with GAAP and (iii) audited financial statements of MAGIC and its Subsidiaries for the nine-month period ended February 28, 1998, which financial statements shall have been prepared in accordance with GAAP, and none of the foregoing financial information shall, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Company and its Subsidiaries or MAGIC and its Subsidiaries as reflected in the most recent audited financial statements or projections previously delivered to the Lenders.

          (o)  Litigation.  No litigation, inquiry, injunction or restraining
               ----------
     order shall be pending, entered or threatened (including, without limitation, any proposed statute, rule or regulation) which, in the reasonable opinion of the Lenders, could have a Material Adverse Effect.

          (p)  No Adverse Change.  The Lenders shall not have become aware of
               -----------------
     any previously undisclosed change, or development or event involving a prospective change, which in either case in the reasonable opinion of the Lenders could have a Material Adverse Effect.

          (q)  No Default.  There shall exist no event of default (or condition
               ----------
     which would constitute an event of default with the giving of notice or the passage of time) under any capital stock or any material financing agreements, lease agreements or other contracts of the Parent Guarantor, the Company, the Borrower, MAGIC or any of their Subsidiaries.

          (r)  Fees.  The Lenders, the Administrative Agent and the Arranger
               ----
     shall have received on the Amendment/Restatement Effective Date all fees previously agreed by the Borrower to be paid on such date, and all reasonable expenses (including reasonable fees of counsel) for which invoices have been presented prior to such date.

          (s)  Accrued Interest and Fees.  The Borrower shall have paid to the
               -------------------------
     Administrative Agent all unpaid interest, commitment fees and letter of credit commissions accrued to but not including the Amendment/Restatement Effective Date under the Existing Credit Agreement.

          (t)  Other Documentation.  All other material documentation relating
               -------------------
     to the MAGIC Transaction, including, without limitation, any material tax sharing agreement, employment agreement, management compensation arrangement or other financing arrangement of the Parent Guarantor, the Borrower or any of their Subsidiaries, shall be reasonably satisfactory in form and substance to the Administrative Agent.

The Administrative Agent and the Lenders acknowledge that (i) certain of the documents required to be delivered as conditions precedent under this Section
7.01 can only be delivered after consummation of the MAGIC Transaction and (ii) such conditions precedent shall be deemed to be satisfied upon irrevocable placement of such documents into escrow for immediate and unconditional delivery upon consummation of the MAGIC Transaction.

          7.02  Initial and Subsequent Extensions of Credit.  The obligation of
                -------------------------------------------
the Lenders to make any Loan or to issue any Letter of Credit hereunder upon the occasion of each borrowing or issuance of a Letter of Credit hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or the issuance of such Letter of Credit and also after giving effect thereto and to the intended use thereof:

          (a)  no Default shall have occurred and be continuing.

          (b) the representations and warranties made by the Borrower, the Company and the Parent Guarantor in Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing or request for the issuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          7.03  Permitted Acquisitions.  The consummation of each Permitted
                ----------------------
Acquisition is subject to the satisfaction of the following conditions precedent:

          (a)  No Resulting Default.  The consummation of such Permitted
               --------------------
     Acquisition (the "Relevant Permitted Acquisition") shall not result in a
                       ------------------------------
     Default or Event of Default.

          (b)  Acquisition Documents.  The Administrative Agent shall have
               ---------------------
     received (with a copy for each Lender, if requested), prior to the proposed date of the Relevant Permitted Acquisition, true and correct copies (or the most recent form), certified as to authenticity by the Borrower, of each agreement pursuant to which such Relevant Permitted Acquisition is to be consummated (including any amendments, supplements, waivers or other modifications with respect thereto), and such other documents or instruments as may be reasonably requested by the Administrative Agent or any Lender, including, without limitation, a copy of any debt, any instrument, security agreement or other material contract to which the Borrower or its Subsidiaries may be a party upon the consummation of such Relevant Permitted Acquisition.

          (c)  Pro Forma Compliance.  (i) The Borrower shall be in compliance,
               --------------------
     on a pro forma basis after giving effect to the Relevant Permitted
          --- -----
     Acquisition, with the covenants contained in

     Section 9.10 hereof recomputed as at the last day of the most recently ended fiscal quarter of the Company as if such Relevant Permitted Acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer to such effect, together with all relevant financial information for such Subsidiary or assets, and (ii) after giving effect to such transaction, any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 9.07 hereof).

          (d)  Subsidiary Guarantors.  All actions required to be taken, if any,
               ---------------------
     with respect to any acquired or newly formed Subsidiary in such Relevant Permitted Acquisition under Section 9.16 hereof shall have been taken.

          Section 8.  Representations and Warranties.  To induce the
                      ------------------------------
Administrative Agent and each Lender to make the extensions of credit requested to be made by it on the Amendment/Restatement Effective Date and on each borrowing date thereafter, each of the Parent Guarantor, the Company and the Borrower hereby represents and warrants, on the Amendment/Restatement Effective Date (with each representation and warranty made as of the Amendment/Restatement Effective Date being deemed made after giving effect to the MAGIC Transaction and the other related transactions occurring on the Amendment/Restatement Effective Date), and on every borrowing date thereafter, to the Administrative Agent and each Lender that:

          8.01  Corporate Existence.  Each of the Parent Guarantor and its
                -------------------
Subsidiaries (including the Borrower): (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          8.02  Financial Condition.  (a) The Borrower has heretofore furnished
                -------------------
to the Administrative Agent, with a copy for each Lender, the following:

          (i) the audited balance sheets of the Company and its Consolidated Subsidiaries as at December 31, 1995, 1996 and 1997 and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years ended on said dates, together with a true and correct copy of the report on such audited information by Arthur Andersen LLP;

          (ii) the audited balance sheets of MAGIC and its Consolidated Subsidiaries as at May 31, 1995, 1996 and 1997 and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years ended on said dates, together with a true and correct copy of the report on such audited information by Coopers & Lybrand L.L.P.; and

          (iii) the audited balance sheet of MAGIC and its Consolidated Subsidiaries as at February 28, 1998 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the nine-month period ended on said date, together with a true and correct copy of the report on such audited information by Arthur Andersen, LLP.

          (b)  All financial statements referred to in the preceding paragraph
(a) fairly present the financial condition of the respective entities as at the respective dates, and the respective financial results of operations, as the case may be, for the respective periods on said respective dates, all in accordance with GAAP (subject, in the case of clause (iii) above, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries has on the Amendment/Restatement Effective Date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements as at said dates or as permitted hereby. Since December 31, 1997, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries (other than MAGIC and its Subsidiaries) from that set forth in the relevant financial statements described above as at said date. Since February 28, 1998, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of MAGIC and its Subsidiaries from that set forth in the relevant financial statements described above as at said date.

          (c)  The pro forma balance sheet referred to in Section 7.01(n)(i) has
                   --- -----
been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated
                                                   --- -----
financial position of Borrower and its consolidated Subsidiaries as of, or for the year ended, as applicable, December 31, 1997, after giving effect to the MAGIC Transaction.

          8.03  Litigation.  There are no legal or arbitral proceedings, or any
                ----------
proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Parent Guarantor, the Company or the Borrower) threatened against the Parent Guarantor or any of its Subsidiaries (and in respect of which the Parent Guarantor or any of its Subsidiaries would be obligated after giving effect to the MAGIC Transaction) that, if adversely determined, could (either individually or in the aggregate) have a Material Adverse Effect or where there is a reasonable likelihood of determinations that will result (either individually or in the aggregate) in liabilities to the Parent Guarantor and its Subsidiaries in an aggregate amount (excluding, except where the Parent Guarantor and its Subsidiaries have self-insured, liabilities for which creditworthy insurance companies have acknowledged coverage) exceeding $4,000,000.

          8.04  No Breach.  None of the execution and delivery of this Agreement
                ---------
and any Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Parent Guarantor or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Parent Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8.05  Action.  Each Obligor has all necessary corporate or partnership
                ------
power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or partnership action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of any Notes and the other Loan Documents to which it is a party when executed and delivered by such Obligor (in the case of any Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06  Approvals.  No authorizations, approvals or consents of, and no
                ---------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for (a) consents, authorizations and filings in connection with the MAGIC Transaction or the MAGIC Transaction Documents (i) which are required to be obtained or made and are in full force and effect (each of which are listed on Schedule IV) or (ii) which are not required to be obtained or made prior to consummation of the MAGIC Transaction and are listed on Schedule IV or
(iii) which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect, (b) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office to perfect the security interest that can be perfected by such filings, (c) recordation of the Mortgages, (d) consents, authorizations and filings in connection with enforcement of the Loan Documents
and (e) as contemplated by Section 7.01.   No authorizations, approvals or
consents of any Person (other than any governmental or regulatory authority or agency, and other than any securities exchange) are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for authorizations, approvals or consents the failure of which to be obtained could not have a Material Adverse Effect.

          8.07  ERISA.  Each Plan, and, to the knowledge of the Borrower, each
                -----
Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof.

          8.08  Taxes.  After the consummation of the MAGIC Transaction, the
                -----
Company and its Subsidiaries will be members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Parent Guarantor is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Parent Guarantor and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Parent Guarantor or any of its Subsidiaries. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Parent Guarantor, adequate. Neither the Parent Guarantor nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

          8.09  Investment Company Act.  Neither the Parent Guarantor nor any of
                ----------------------
its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.010 Public Utility Holding Company Act.  Neither the Parent
                ----------------------------------
Guarantor nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "Subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.11 Material Agreements and Liens; Ownership of Property; Insurance.
               ---------------------------------------------------------------

          (a) Part A of Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Parent Guarantor or any of its Subsidiaries, that will be outstanding on the Amendment/Restatement Effective Date, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said
Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person that will be outstanding on the Amendment/Restatement Effective Date, and covering any Property of the Parent Guarantor or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

          (c) Each of the Company and its Subsidiaries has good record and marketable title in fee simple to all its owned real property, and, as of the Amendment/Restatement Effective Date, none of such property is subject to any Lien except as described in Part B of Schedule I.

          (d) As of the Amendment/Restatement Effective Date, the Borrower and its Subsidiaries will have insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations or other entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations or entities.

          8.12 Environmental Matters.  (a)  Each of the Borrower and its
               ---------------------
Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on their respective businesses as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.

          (b) Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

          (c) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any of the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any of the Borrower or any of its Subsidiaries, or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any of the Borrower or any of its Subsidiaries, in each case except as to matters that would not (either individually or in the aggregate) have a Material Adverse Effect.

          (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of any of the Borrower or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries, that have not been made available to the Lenders.

          (e) There is not a reasonable likelihood of any Environmental Liabilities (as defined below) that would require payments or expenditures by the Borrower and its Subsidiaries, either individually or in the aggregate, in excess of $2,500,000. For purposes of this paragraph (e), "Environmental Liability" shall mean any liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Liability" shall include, without limitation, any liability for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          8.13 Capitalization.
               --------------

          (a) The authorized capital stock of the Parent Guarantor will consist, on the Amendment/Restatement Effective Date, of 20,000,000 shares of common stock, par value $.01 per share, of which 16,533,333 shares will be duly and validly issued and outstanding, each of which shares will be fully paid and nonassessable. As of the Amendment/Restatement Effective Date all shares of such issued and outstanding shares of common stock will be owned beneficially and of record by H&F Affiliated Parties. As of the Amendment/Restatement Effective Date, except as described in Part A of Schedule I hereto, (x) there will be no outstanding Equity Rights with respect to the Parent Guarantor and
(y) there will be no outstanding obligations of the Parent Guarantor, the Company or the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Parent Guarantor nor will there be any outstanding obligations of the Parent Guarantor or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Parent Guarantor or any of its Subsidiaries.

          (b) The authorized capital stock of the Company will consist, on the Amendment/Restatement Effective Date, of an aggregate of 3,100,000 shares consisting of (i) 3,000,000 shares of common stock, par value $.01 per share, of which 100 shares will be duly and validly issued and outstanding, each of which shares will be fully paid and nonassessable and (ii) 100,000 shares of preferred stock, par value $.01 per share, none of which will be duly and validly issued and outstanding on the Amendment/Restatement Effective Date. As of the Amendment/Restatement Effective Date all of such issued and outstanding shares of common stock will be owned beneficially and of record by the Parent Guarantor. As of the Amendment/Restatement Effective Date, (x) there will be no outstanding Equity Rights with respect to the Company and (y) there will be no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company (other than as contemplated and provided for by the Merger Agreement) nor will there be any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          (c) The authorized capital stock of the Borrower will consist, on the Amendment/Restatement Effective Date, of an aggregate of 1,500,000 shares of common stock, par value $.01 per share, of which 1,000,000 shares will be duly and validly issued and outstanding, each of which shares will be fully paid and nonassessable.

          8.14 Subsidiaries, Etc.
               ------------------

          (a) Set forth in Schedule II hereto is a complete and correct list of all of the Subsidiaries of the Parent Guarantor as of the Amendment/Restatement Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule II hereto, as of the Amendment/Restatement Effective Date, (x) each of the Parent Guarantor and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule II hereto,
(y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and
(z) there are no outstanding Equity Rights with respect to such Person.

          (b)  The financial statements referred to in Section 8.02(a)(i) and
(ii) hereof contain a complete and correct list of all Investments (other than Investments disclosed in Schedule II hereto) held by the Parent Guarantor or any of its Subsidiaries in any Person on the Amendment/Restatement Effective Date.

          (c) None of the Subsidiaries of the Parent Guarantor is, on the Amendment/Restatement Effective Date, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.16(c) hereof.

          8.15 True and Complete Disclosure.  The information, reports,
               ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the Amendment/Restatement Effective Date by the Parent Guarantor and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower, the Company or the Parent Guarantor that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          8.16 MAGIC Transaction Documents.  Each MAGIC Transaction Document
               ---------------------------
has been duly executed and delivered by each party thereto and is in full force and effect. On the Amendment/Restatement Effective Date (after the consummation of the MAGIC Transaction), the Parent Guarantor will have good title to all the capital stock of the Company, the Company will have good title to all the capital stock of the Borrower, and the Borrower will have good title to all the capital stock of its Subsidiaries (including, without limitation, MAGIC), free and clear of all Liens (other than Liens described in Section 9.06 hereof).

          8.17   Regulation H.  To the extent available, the Borrower has
                 ------------
obtained for all Mortgaged Properties which are located in a "flood hazard area", as designated in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, flood insurance in such total amount as the Administrative Agent has from time to time reasonably required.

          8.18   Security Documents.  (a)  The Security Agreement is effective
                 ------------------
to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in all the respective Collateral described therein and proceeds thereof and, upon completion of the filings and other actions specified therein, the Security Agreement shall constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of each Obligor party thereto in the respective Collateral described therein and in proceeds thereof superior in right to any other Person other than Liens permitted hereby.

          (b) (i) The properties listed on Schedule III constitute all material real properties owned by the Borrower or any of its Subsidiaries as of the Amendment/Restatement Effective Date. The Mortgages constitute a fully perfected, first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the properties described therein and the proceeds thereof, in favor of the Administrative Agent, for the ratable benefit of the Lenders, superior in right to any other Person other than Liens permitted hereby.

          8.19   Intellectual Property Rights.  The Borrower and its
                 ----------------------------
Subsidiaries have all right, title and interest in, or a valid and binding license to use, the Intellectual Property (as defined below) disclosed in
Schedule V hereto, which represents all Intellectual Property individually or in the aggregate material to the conduct of the businesses of the Borrower and its Subsidiaries taken as a whole on the Amendment/Restatement Effective Date. Except as disclosed in Schedule V hereto, (i) the Borrower or a Subsidiary has the exclusive right to use the Intellectual Property disclosed in Schedule V hereto in perpetuity and without payment of royalties, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Borrower or a Subsidiary to maintain their validity or effectiveness, and (iii) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by the Borrower or any Subsidiary in respect of such Intellectual Property. Neither the Borrower nor any Subsidiary of the Borrower is in material default (or with the giving of notice or lapse of time or both, would be in material default) under any license to use such Intellectual Property, such Intellectual Property is not being materially infringed by any third party, and neither the Borrower nor any Subsidiary of the Borrower is infringing any Intellectual Property of any third party. For purposes of this Section 8.19, "Intellectual Property" means patents
                                           ---------------------
and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and related intellectual property rights and all pending applications for and registrations of any of the foregoing.

          8.20   Federal Regulations.  No part of the proceeds of any Loans will
                 -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          8.21   Year 2000 Matters.  To the extent that the failure to do so
                 -----------------
could reasonably be expected to result in a Material Adverse Effect, (a) any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Parent Guarantor or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Parent Guarantor or any of its Subsidiaries interface and which are material to the conduct, in the ordinary course, of business of the Parent Guarantor or any Subsidiary), and (b) the testing of all such systems and other equipment as so reprogrammed, will be completed by December 31, 1999. The costs to the Parent Guarantor and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Parent Guarantor and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, reasonably sufficient for the conduct of their business as currently conducted.


          Section 9.  Covenants of the Borrower, the Company and the Parent
                      -----------------------------------------------------
Guarantor.  Each of the Parent Guarantor, the Company and the Borrower hereby
---------
agrees that, so long as the Revolving Credit Commitments remain in effect, and thereafter until payment in full of the Loans, all Letter of Credit Liabilities and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit:


          9.01  Financial Statements Etc.  The Borrower shall deliver to each of
                -------------------------
the Lenders:

          (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and consolidating statements of operations, stockholders' equity and cash flows of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Responsible Officer of the Company which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries (and of the Parent Guarantor and its Consolidated Subsidiaries), and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in each case in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of operations, stockholders' equity and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of such accountants setting forth calculations demonstrating whether the Company was in compliance with Section 9.10 hereof, insofar as such Section relates to accounting matters, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a Responsible Officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in each case in accordance with GAAP, as at the end of, and for, such fiscal year;

          (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Parent Guarantor and any of its Subsidiaries shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (d) if the Parent Guarantor becomes subject to the reporting requirements of the Securities and Exchange Act of 1934 as amended, promptly upon the mailing thereof to any public security holders of the Parent Guarantor and any of its Subsidiaries generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within 30 days after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum
                                    --------
          funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                    (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                    (iii) the institution by the PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (f) promptly after the Borrower knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and

          (g) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Borrower will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Responsible Officer of the Borrower (i) to the effect that, to the best knowledge of such financial officer, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.07, 9.09, 9.10 and 9.11 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          9.02 Litigation.  The Borrower will promptly give to each Lender
               ----------
notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

          9.03 Existence, Etc.  The Borrower will, and will cause each of its
               ---------------
Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
     Section 9.03 shall prohibit any transaction expressly permitted under
     Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and (unless the amount thereof is not material) against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or materially useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

          (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers and accountants, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

          9.04 Insurance.  The Borrower will, and will cause each of its
               ---------
Subsidiaries to maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations or other entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations or entities; and furnish to each Lender, upon written request, full information as to the insurance carried.

          9.05 Prohibition of Fundamental Changes.  (a)  The Borrower will not,
               ----------------------------------
nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          (b) The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business and transactions expressly permitted by Section 9.08 hereof.

          (c) The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business or other Property that has been transferred as a result of a Casualty Event, (ii) other assets (including publications) so long as the aggregate consideration received by the Borrower and its Subsidiaries for all assets so sold or disposed of since the Amendment/Restatement Effective Date pursuant to this clause (c)(ii) shall not exceed $20,000,000 and (iii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms).

          Notwithstanding the foregoing provisions of this Section 9.05:

          (x) any Subsidiary of the Borrower may be merged or consolidated with or into: (1) the Borrower if the Borrower shall be the continuing or surviving corporation or (2) any such other Subsidiary; provided that if
                                                             --------
     any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

          (y) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Borrower or a Wholly Owned Subsidiary of the Borrower; provided that if any such sale is by a Subsidiary Guarantor to a Subsidiary
     --------
     of the Borrower that is not a Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents; and

          (z) a Permitted Acquisition may be effected pursuant to a transaction of merger, consolidation or amalgamation with the entity being acquired, subject to the applicable requirements of the definition of "Permitted Acquisition".

          9.06 Limitation on Liens.  The Borrower will not, nor will it permit
               -------------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents;

          (b) Liens in existence on the Amendment/Restatement Effective Date and listed in Part B of Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule
     I);

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, banker's or other like Liens, and rights of set-off, arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under
     Section 10(h) hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (h) Liens on Property of any corporation that becomes a Subsidiary of the Borrower after the Amendment/Restatement Effective Date, provided that
                                                                  --------
     such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created in anticipation thereof;

          (i) Liens upon real and/or tangible personal Property acquired after the Amendment/Restatement Effective Date (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any
               --------
     Property of the Borrower or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a Responsible Officer of the Borrower) of such Property at the time it was acquired (by purchase, construction or otherwise); and

          (j) additional Liens upon real and/or personal Property created after the Amendment/Restatement Effective Date, provided that the aggregate
                                               --------
     Indebtedness secured thereby and incurred on and after the Amendment/Restatement Effective Date shall be permitted under Section 9.07(d) and shall not exceed $2,000,000 in the aggregate at any one time outstanding.

          9.07 Indebtedness.  None of the Parent Guarantor, the Company or the
               ------------
Borrower will, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Lenders hereunder;

          (b) Indebtedness outstanding on the Amendment/Restatement Effective Date and listed in Part A of Schedule I hereto;

          (c) (i) Indebtedness of Domestic Subsidiaries of the Borrower to the Borrower or to other Subsidiaries of the Borrower and (ii) Indebtedness of Foreign Subsidiaries to the Borrower or to other Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding to the extent that the related Investment by the Borrower or such other Subsidiaries is permitted under Section 9.08(f) hereof;

          (d) additional Indebtedness of the Borrower and its Subsidiaries (including, without limitation, (i) Capital Lease Obligations and other Indebtedness secured by Liens permitted under Sections 9.06(i) or 9.06(j) hereof and (ii) Indebtedness which is assumed in connection with the Permitted Acquisitions, but excluding Guarantees permitted under Section 9.07(f) hereof) up to but not exceeding $10,000,000 at any one time outstanding;

          (e) loans and advances from the Borrower or the Company, as the case may be, to the Parent Guarantor the proceeds of which are applied to repurchase membership interests in AHI Advanstar L.L.C. from an employee pursuant to the operating agreement of AHI Advanstar L.L.C., provided that
                                                                  --------
     the aggregate amount of such loans and advances, when added to the amount of cash dividends made pursuant to Section 9.09(c) hereof, shall not exceed the limitations set forth in the proviso to Section 9.09(c) hereof;
                                             -------

          (f) Guarantees made by the Parent Guarantor or any of its Subsidiaries of obligations of any Subsidiary of the Parent Guarantor otherwise permitted hereby; and

          (g) subordinated Indebtedness of the Borrower and subordinated Guarantees of the Guarantors in respect of the Senior Subordinated Notes or the Interim Financing, provided, that additional Senior Subordinated Notes
                            --------
     may not be issued after the Amendment/Restatement Effective Date unless (i) prior to the issuance thereof, no Default or Event of Default shall have occurred and be continuing, (ii) after giving pro forma effect to such
                                                   --- -----
     issuance, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Total Leverage Ratio shall not exceed 6.00 to 1.00 (with the covenants contained in Section 9.10 hereof, and the Total Leverage Ratio, computed as at the last day of the most recently ended fiscal quarter of the Company and, where applicable, as if such issuance had occurred on the first day of each relevant period for testing such compliance) and (iii) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying as to the matters specified in clauses (i) and (ii) above, together with copies of all documentation entered into by the Borrower or any Guarantor in connection with such issuance.

          9.08 Investments.  None of the Parent Guarantor, the Company or the
               -----------
Borrower will, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the Amendment/Restatement Effective Date and listed in Part A of Schedule I hereto;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) (i) Investments by the Parent Guarantor in the Company or the Borrower or in AHI Advanstar L.L.C. pursuant to Section 9.07(e) hereof and
     (ii) Investments by the Company in the Borrower;

          (e) Investments by the Borrower and its Subsidiaries in the Borrower and its Domestic Subsidiaries;

          (f) Investments by the Borrower and its Subsidiaries (in addition to the Investments permitted pursuant to Section 9.08(i) hereof) in any Foreign Subsidiaries, provided that, the aggregate amount outstanding of
                           --------
     Investments made by the Borrower and its Domestic Subsidiaries under this
     Section 9.08(f) since the Amendment/Restatement Effective Date shall not exceed $10,000,000;

          (g)  Interest Rate Protection Agreements entered into as bona fide
                                                                   ---- ----
     hedges and not for speculative purposes or to reverse the effects of any Interest Rate Protection Agreements entered into as required by Section
     9.12 hereof;

          (h) loans and advances to employees of the Borrower or any of its Subsidiaries (including for travel, entertainment and relocation expenses in the ordinary course of business) in an aggregate principal amount outstanding at any one time not to exceed $2,000,000 and loans and advances described in clause (i) of Section 9.09(c) hereof;

          (i)  Permitted Acquisitions;

          (j) Investments in obligations of any purchaser of Property from the Borrower or any of its Subsidiaries in a Disposition permitted pursuant to
     Section 9.05 hereof; provided that the aggregate principal amount of such
                          --------
     obligations created in respect of any Disposition shall not exceed 20% of the gross sales price received by the Borrower and any of its Subsidiaries in such Disposition;

          (k) Investments consisting of transactions expressly permitted by clause (x) or (y) of Section 9.05 hereof;

          (l) Investments consisting of Guarantees constituting Indebtedness expressly permitted by Section 9.07 hereof or constituting obligations expressly excluded from the definition of "Indebtedness" pursuant to clause
     (i), (ii) or (iii) of such definition; and

          (m) Investments in joint ventures (including business associations, but excluding the ventures referred to in Section 9.16(d) hereof), provided
                                                                        --------
     that the aggregate amount outstanding of such Investments made since the Amendment/Restatement Effective Date shall not exceed $20,000,000.

          9.09 Dividend Payments.  Neither the Borrower nor the Company will,
               -----------------
nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time, provided that:
                     --------

          (a) any Subsidiary of the Borrower may pay dividends to the Borrower or to any Domestic Subsidiary of the Borrower;

          (b) either the Borrower or the Company may pay cash dividends to the Company or the Parent Guarantor, respectively, to pay (i) any salaries to any employees or customary directors fees or (ii) any taxes and costs of maintaining its existence and managing its ownership of the Borrower and the Company, respectively, in the ordinary course of business so long as that any such taxes or other costs are paid no later than fifteen Business Days after the date on which the relevant dividend is made; and

          (c) either the Borrower or the Company may pay cash dividends to the Company or the Parent Guarantor, respectively, (i) to pay any participant in any incentive compensation plans, employment agreements and employment benefit plans established in the ordinary course of business an amount in cash as may be negotiated in return for such participant's relinquishment and waiver of all rights under such plan or agreement, or to make loans or advances to employees to finance the exercise of stock options granted pursuant to any such plan or agreement, (ii) to repurchase shares of common stock from employees (and their permitted transferees) pursuant to any of its stock repurchase plans or (iii) to repurchase membership interests in AHI Advanstar L.L.C. from an employee pursuant to the operating agreement of AHI Advanstar L.L.C.; provided, that (x) the aggregate amount of such
                              --------
     dividends paid shall not exceed $5,000,000 in any twelve-month period or $10,000,000 after the Amendment/Restatement Effective Date; and (y) no Event of Default shall have then occurred and be continuing or would result therefrom, provided, that clause (y) of this Section 9.09(c) shall not
                --------
     prohibit any transaction otherwise permitted under this Section 9.09(c) that is consummated within 60 days of the date of declaration or the making of any binding commitment in respect of any such transaction if at said date of declaration or commitment no Event of Default shall have then occurred and be continuing or would result therefrom.

          0.1  Certain Financial Covenants.
               ---------------------------

          (a)  Total Leverage Ratio.  The Company will not permit the Total
               --------------------
Leverage Ratio to exceed the following respective ratios at any time within the following respective periods:

          Period                                            Ratio
          ------                                            -----

     From and including Amendment/Restatement
      Effective Date through December 30, 1999              6.50 to 1.00

     From and including December 31, 1999
      through December 30, 2000                             5.75 to 1.00

     From and including December 31, 2000
      through December 30, 2001                             5.25 to 1.00

     From and including December 31, 2001
      through December 30, 2002                             4.50 to 1.00

     From and including December 31, 2002
      and at all times thereafter                           4.00 to 1.00

          (b)  Fixed Charges Coverage Ratio.  The Company will not permit the
               ----------------------------
Fixed Charges Coverage Ratio to be less than the following respective ratios as of the last day of any fiscal quarter occurring during the following respective periods:

          Period                                            Ratio
          ------                                            -----
     From and including the Amendment/Restatement
      Effective Date through December 30, 1999              1.05 to 1.00

     From and including December 31, 1999
      and at all times thereafter                           1.10 to 1.00

          0.2  Certain Net Available Proceeds.  The Parent Guarantor will
               ------------------------------
contribute, or will cause to be contributed, the Net Available Proceeds of any Equity Issuance on or after the Amendment/Restatement Effective Date to the Borrower within two Business Days after the Parent Guarantor or the relevant Subsidiary receives such Net Available Proceeds.

          0.3  Interest Rate Protection Agreements.  The Borrower will within 60
               -----------------------------------
days of the Amendment/Restatement Effective Date enter into, and thereafter maintain in full force and effect, one or more Interest Rate Protection Agreements with one or more of the Lenders providing for interest rate protection on terms reasonably acceptable to the Administrative Agent to the extent necessary to provide that at least 50% of the aggregate principal amount of the Senior Subordinated Notes and the Term Loans outstanding on the Amendment/Restatement Effective Date will be subject to either a fixed interest rate or such interest rate protection for a period of at least three years measured from the Amendment/Restatement Effective Date.

          0.4  Lines of Business.  The Borrower will not, nor will it permit any
               -----------------
of its Subsidiaries to, alter its line or lines of business activity if as a result thereof the Borrower and its Subsidiaries would not be predominantly engaged in the business of publishing through print and electronic media trade and business magazines, operating trade and business expositions and conferences and providing trade-related marketing and information services.

          0.5  Transactions with Affiliates.  Except as expressly permitted by
               ----------------------------
this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director,
--------
officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate.

          0.6  Use of Proceeds.  The proceeds of the Revolving Credit Loans
               ---------------
hereunder shall be used by the Borrower to finance the operations of the Borrower and the Subsidiary Guarantors, to finance Permitted Acquisitions and for other general business purposes, in each case in compliance with all applicable legal and regulatory requirements. The proceeds of the Term Loans hereunder, to the extent not replacing loans outstanding under the Existing Credit Agreement, shall be used by the Borrower to finance a portion of the purchase price of MAGIC pursuant to the MAGIC Transaction and to pay related fees and expenses.

          0.7  Certain Obligations Respecting Domestic Subsidiaries.
               ----------------------------------------------------

          (a)  Subsidiary Guarantors.  In the event that the Borrower or any of
               ---------------------
its Subsidiaries shall form or acquire any new Domestic Subsidiary, the Borrower will cause each such new Subsidiary, promptly upon such creation or acquisition, to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder and to pledge and grant a security interest in its Property pursuant to the Security Agreement to the Administrative Agent for the benefit of the Lenders, pursuant to a written instrument in form and substance satisfactory to the Administrative Agent (it being acknowledged and agreed that an instrument in the form attached hereto as Exhibit H hereto shall satisfy this requirement) and to deliver such proof of corporate or partnership action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each "Obligor" pursuant to Section 7.01 hereof upon the Amendment/Restatement Effective Date or as the Administrative Agent shall have requested. The Borrower shall, or shall cause the Subsidiary of the Borrower which holds the Capital Stock of such new Subsidiary to, execute and deliver an instrument in form and substance reasonably satisfactory to the Administrative Agent (it being acknowledged and agreed that an instrument in the form attached hereto as Exhibit H hereto shall satisfy this requirement) providing for the pledge of 100% of the issued and outstanding Capital Stock of each new Subsidiary of the Borrower (or, in the case of a Permitted Acquisition pursuant to which the Borrower acquires, directly or indirectly, less than 100% of each class of Equity Interests of the new Subsidiary, all of the issued and outstanding Capital Stock of the new Subsidiary owned by the Borrower or any Subsidiary) created or acquired after the Amendment/Restatement Effective Date (including a Foreign Subsidiary, except to the extent that the Administrative Agent, in its reasonable judgment determining that the transaction costs, regulating burdens and operation restrictions resulting from such pledge are not justified by the value of the Capital Stock to be pledged, provided, that in no event shall
                                          --------
Capital Stock representing more than 65% of the voting power of the Capital Stock of any such new Foreign Subsidiary be so pledged) to the Administrative Agent for the benefit of the Lenders, and the Borrower shall deliver to the Administrative Agent the stock certificates evidencing such Capital Stock together with undated stock powers for each such certificate, duly executed in blank.

          (b)  Ownership of Subsidiaries.  Each of the Parent Guarantor, the
               -------------------------
Company and the Borrower will, and will cause each of its respective Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Parent Guarantor, the Company, the Borrower and each of its respective Subsidiaries at all times owns (subject only to the Lien of the Security Agreement) at least the same percentage of the issued and outstanding shares of each class of stock (or the same percentage of ownership interests) of each of its respective Subsidiaries as is owned on the Amendment/Restatement Effective Date or, if later, the date of acquisition of such Subsidiary; provided that if the Parent Guarantor and the Company merge, the surviving
--------
entity of such merger shall take such action from time to time as shall be necessary to ensure that such surviving entity at all times owns (subject only to the Lien of the Security Agreement) at least the same percentage of the issued and outstanding shares of each class of stock (or the same percentage of ownership interests) of each of the Subsidiaries of either the Parent Guarantor (other than the Company) or the Company as is owned on the Amendment/Restatement Effective Date or, if later, the date of acquisition of such Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

          (c)  Certain Restrictions.  The Borrower will not permit any of its
               --------------------
Subsidiaries to enter into, after the Amendment/Restatement Effective Date, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property other than any such prohibition or restraint on the granting of Lien or on the sale, assignment, transfer of disposition of Property in (a) any industrial revenue bonds, purchase money mortgages or Capital Lease Obligations permitted by this Agreement and the other Loan Documents, provided that, such prohibition
                                                --------
or restraint shall only be effective against the assets financed thereby or (b) any license or other arrangement permitted by this Agreement concerning intellectual property or other intangible assets, provided that, any such
                                                  --------
prohibition or restraint shall only be effective against the Intellectual Property or assets covered thereby.

          (d)  Ventures.  The parties hereby acknowledge that the ventures to
               --------
jointly produce certain exhibitions, trade shows and show directories pursuant to the following agreements have no obligations to become a Subsidiary Guarantor or an Obligor: (i) the Agreement dated July 15, 1985 between Expocon and North American Technology Inc., (ii) the Agreement dated June 5, 1990 between Expocon and Advertising Research Foundation, (iii) the Agreement dated July 2, 1990 between Expocon and The International Licensing Industry Merchandisers' Association, (iv) two Joint Venture Agreements, dated December, 1995 and October 1, 1996, respectively, between TEC and Gartner Group, Inc., (v) the Joint Venture Agreement dated September 24, 1993 between On Demand and Charles A. Pesko Ventures, Inc., (vi) the venture to jointly publish TE&M Directory pursuant to an agreement, dated as of October 20, 1992, with Telecommunications Industry Association, (vii) the Agreement dated February 9, 1998 between the Borrower and the Video Software Dealers Association, (viii) the Agreement dated February 18, 1998 between the Borrower and Wideband, Inc., (ix) the Agreement dated January 22, 1998 between the Borrower and P.E. Schall GmbH and (x) the Sponsorship Agreement, dated as of February 1, 1997, between Expocon and RB Publishing, Inc. relating to Parcel Shipping.

          0.8  Ownership of the Company and the Borrower.  (a) (i) The Parent
               -----------------------------------------
Guarantor will at all times cause the Company to be a Wholly Owned Subsidiary of the Parent Guarantor and (ii) the Company will at all times cause the Borrower to be a Wholly Owned Subsidiary of the Company, or (b) if the Parent Guarantor and the Company merge, the surviving entity of such merger will at all times cause the Borrower to be a Wholly Owned Subsidiary of such surviving entity.

          0.9  Certain Payments and Modifications.  None of the Parent
               ----------------------------------
Guarantor, the Company or the Borrower will, nor will it permit any of its Subsidiaries to, (a) make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes (other than scheduled interest payments required to be made in cash), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of
(i) the Senior Subordinated Notes or the Senior Subordinated Note Indenture (other than any such amendment, modification, waiver or other change that (x)
(i) would extend the maturity or reduce the amount of any payment of principal of the Senior Subordinated Notes or reduce the rate or extend the date for payment of interest thereon or (ii) does not require the consent of any holder of the Senior Subordinated Notes and is not adverse to the interests of the Lenders and (y) does not involve the payment of a consent fee) or (ii) any MAGIC Transaction Document, or (c) designate any Indebtedness (other than obligations of the Obligors pursuant to the Loan Documents) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

          0.10 Special Purpose Company.  Notwithstanding anything herein to the
               -----------------------
contrary, neither the Parent Guarantor nor the Company shall (a) engage in any business other than ownership of the Company, the Borrower, or any membership interest in Technology Events Company, L.L.C., as the case may be, (b) own any material assets other than Investments permitted to be made or held by it as provided in Section 9.08 hereof or (c) create, incur, assume or have outstanding any Indebtedness or other obligations or liabilities except for obligations under the Loan Documents, under Guarantees permitted pursuant to Section 9.07(f) hereof, under any subordinated Guarantee referred to in Section 9.07(g) hereof and under any incentive compensation plans, employment agreements, employment benefit plans established in the ordinary course of business and stockholders agreement, subject to the limitations set forth in Section 9.09 hereof.

          0.11  Covenants Regarding Trademarks and Copyrights.
                ---------------------------------------------

          (a) The Borrower shall notify the Administrative Agent promptly if it knows or has reason to know that any application or registration relating to any Trademark which is material to the conduct of the Borrower's or any other Subsidiary's business may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Borrower's or such other Subsidiary's ownership of any Trademark which is material to the conduct of the Borrower's or such other Subsidiary's business, its right to register the same, or to keep and maintain the same.

          (b) The Borrower shall notify the Administrative Agent promptly after it knows or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any Copyright which is material to the conduct of the Borrower's or any other Subsidiary's business, whereby (i) such Copyright may become invalid or unenforceable prior to its expiration or termination, or (ii) the Borrower's or such other Subsidiary's ownership of such Copyright, its right to register the same or to keep and maintain the same may become affected.

          (c) (i) The Borrower shall promptly notify the Administrative Agent of any filing by the Borrower or any other Subsidiary, either itself or through any agent, employee, licensee or designs (but in no event later than the fifteenth day following such filing), of any application for the registration of any Trademark or Patent with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

          (ii) Concurrently with the delivery of quarterly and annual financial statements of the Company pursuant to Section 9.01 hereof, the Borrower shall provide the Administrative Agent and its counsel a complete and correct list of all Copyrights, Patents and Trademarks owned by such Obligor that have not been set forth as Annexes 2, 3 and 4 of the Security Agreement or on a prior list provided under this paragraph (d), together with such documents and instruments showing all filings and recordings for the protection of the security interest of the Administrative Agent therein pursuant to the agreements of the United States Patent and Trademark Office or the United States Copyright Office.

          (iii) Upon request of the Administrative Agent, the relevant Obligor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in the Copyrights, Patents, Trademarks and the General Intangibles referred to in clauses (i) and (ii), including, without limitation, the goodwill of the Borrower or such other Subsidiary, relating thereto or represented thereby (or such other Copyrights, Trademarks, Patent or the General Intangibles relating thereto or represented thereby as the Administrative Agent may request).

          (d) The Borrower will take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Trademarks and Copyrights which are material to the conduct of any of the Borrower's or any other Subsidiary's business, including, without limitation, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

          (e) In the event that any Trademark, Copyright or Patent is infringed, misappropriated or diluted by a third party, the Borrower shall notify the Administrative Agent promptly after it learns thereof and shall, unless the Borrower or the relevant Subsidiary, as the case may be, shall reasonably determine that such Trademark, Copyright or Patent is not material to the conduct of the Borrower or such Subsidiary's business, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Borrower or such Subsidiary, as the case may be, shall reasonably deem appropriate under the circumstances to protect such Trademark or Copyright.

          Section 1.  Events of Default.  If one or more of the following events
                      -----------------
(herein called "Events of Default") shall occur and be continuing:
                -----------------

          (a) The Borrower shall (i) default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan or any Reimbursement Obligation; or (ii) default in the payment of any interest on any Loan or any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for three or more days; or

          (b) The Parent Guarantor, the Company, the Borrower or any of its Subsidiaries (the Parent Guarantor, the Company, the Borrower and its Subsidiaries herein collectively called the "Relevant Parties") shall
                                                  ----------------
     default in the payment when due of any principal of or interest on any of its other Indebtedness in excess of $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any Relevant Party shall default in the payment when due of any amount aggregating $5,000,000 or more under any Interest Rate Protection Agreement; or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $1,000,000 or more to become due; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Relevant Party, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Borrower, the Company (as applicable) or the Parent Guarantor (as applicable) shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.03(a), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10,
     9.11, 9.13, 9.14, 9.15, 9.16, 9.17, 9.18, 9.19 or 9.20 hereof or any
     Obligor shall default in the performance of any of its obligations under
     Section 4.02 or 5.02 of the Security Agreement or Section 6 or 7 of each of the Mortgages; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

          (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or partnership action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property or (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money of $5,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Relevant Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against the Parent Guarantor or any of its Subsidiaries, or any predecessor in interest of the Parent Guarantor or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Parent Guarantor or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

            (k) (i) prior to the initial registered public offering of the Parent Guarantor's common stock, (x) the H&F Affiliated Parties shall cease to own or control, directly or indirectly, more than 51% of the capital stock of the Parent Guarantor, (y) the Parent Guarantor shall cease to own or control directly or indirectly all of the capital stock of the Borrower or (z) a Specified Change of Control shall occur, or (ii) on and after the date of the initial registered public offering of the Parent Guarantor's common stock, (w) the H&F Affiliated Parties shall cease to own or control, directly or indirectly, more than 35% of the capital stock of the Parent Guarantor, (x) any Person or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the H&F Affiliated Parties, shall become, or
      ------------
     obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a percentage of the outstanding shares of common stock of the Parent Guarantor which is greater than the percentage of the outstanding shares of common stock of the Parent Guarantor beneficially owned by the H&F Affiliated Parties, (y) the Parent Guarantor shall cease to own or control directly or indirectly all of the capital stock of the Borrower or (z) a Specified Change of Control shall occur; or

            (l) (i) The Liens created by the Security Documents on the capital stock of the Borrower and its Subsidiaries shall at any time not constitute a valid and perfected Lien in favor of the Administrative Agent, free and clear of all other Liens, or, (ii) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor, or (iii) Section 6 shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent may (and upon the request of the Majority Lenders shall), by notice to the Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under any Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under any Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Borrower hereunder and under any Notes to be due and payable), the Borrower agrees that it shall, if requested by the Administrative Agent or the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Borrower or the Parent Guarantor, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


          Section 11.  The Administrative Agent.
                       ------------------------

          11.01  Appointment, Powers and Immunities.  Each Lender hereby
                 ----------------------------------
appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered Holder, as the case may be) of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

          11.02  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03  Defaults.  The Administrative Agent shall not be deemed to have
                 --------
knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders or the Majority Term Lenders, provided that, unless and until the Administrative Agent shall have
         --------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders.

          11.04  Rights as a Lender.  With respect to its Commitments and the
                 ------------------
Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05  Indemnification.  The Lenders agree to indemnify the
                 ---------------
Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Borrower under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 12.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to
           --------
the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06  Non-Reliance on Administrative Agent and Other Lenders.  Each
                 ------------------------------------------------------
Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent Guarantor and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Parent Guarantor or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent Guarantor or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          11.07  Failure to Act.  Except for action expressly required of the
                 --------------
Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08  Resignation or Removal of Administrative Agent.  Subject to the
                 ----------------------------------------------
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower and the Parent Guarantor, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          11.09  Consents under Other Loan Documents.  Except as otherwise
                 -----------------------------------
provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the
                    --------
Administrative Agent
shall not (except as provided herein, in the Security Documents or in the Assumption Agreements) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.

          Section 12.  Miscellaneous.
                       -------------

          12.01  Waiver.  No failure on the part of the Administrative Agent or
                 ------
any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

          12.02  Notices.  All notices, requests and other communications
                 -------
provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient addressed as follows in the case of the Obligors and the Administrative Agent and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of each Lender (which shall be made available to the Borrower upon request), or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

     The Parent Guarantor:    AHI Holding Corp.
                              c/o Hellman & Friedman
                              One Maritime Plaza
                              12th Floor
                              San Francisco, CA  94111
                              Attention:  Mitchell R. Cohen
                              Telecopy:  (415) 788-0176
                              Telephone:  (415) 788-5111

     The Company:             Advanstar Holdings, Inc.
                              575 Boylston Street
                              Boston, MA  02116
                              Attention:  Robert Krakoff
                              Telecopy:  (617) 282-2756
                              Telephone:  (617) 282-2059

     The Borrower:            Advanstar Communications Inc.
                              7500 Old Oak Boulevard
                              Cleveland, OH  44130-3369
                              Attention:  David W. Montgomery
                              Telecopy:  (216) 826-2833
                              Telephone:  (216) 826-2873

     The other Obligors:      c/o Advanstar Communications Inc.
                              7500 Old Oak Boulevard
                              Cleveland, OH  44130-3369
                              Attention:  David W. Montgomery
                              Telecopy:  (216) 826-2833
                              Telephone:  (216) 826-2873

     with a copy to:    Hellman & Friedman LLC
                              One Maritime Plaza
                              12th Floor
                              San Francisco, CA  94111
                              Attention:  Mitchell R. Cohen
                              Telecopy:  (415) 788-0176
                              Telephone:  (415) 788-5111

     The Administrative       The Chase Manhattan Bank
      Agent:                  270 Park Avenue
                              37th Floor
                              New York, New York 10017
                              Attention: Mitchell Gervis
                              Telecopy:  (212) 270-4584
                              Telephone:  (212) 270-8265

     with a copy to:    The Chase Manhattan Bank
                              Loan and Agency Services Group
                              One Chase Manhattan Plaza
                              New York, New York 10081
                              Attention:  Janet Belden
                              Telecopy:   (212) 552-5658
                              Telephone:  (212) 552-7277

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03  Expenses, Etc.  The Borrower agrees to pay or reimburse each of
                 --------------
the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative

Agent (including, without limitation, the reasonable fees and expenses of legal counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extension of credit hereunder, (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (iii) the termination of the Commitments, the payment or prepayment of the Loans, or the release of any collateral under any of the Security Documents; (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

          The Borrower hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Borrower will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrower or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Borrower and its Subsidiaries, at such site or facility.

          12.04  Amendments, Etc.  Except as otherwise expressly provided in
                 ----------------
this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Lenders, or by the Borrower and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: no modification, supplement or waiver
                      --------
shall:

          (a) unless by an instrument signed by each Lender directly affected thereby or by the Administrative Agent acting with the consent of each Lender directly affected thereby, (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal or (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder;

          (b) unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders, (i) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, (ii) alter the terms of this Section 12.04, (iii) modify the definition of the term "Majority Lenders", (iv) release any Guarantor from any of its guarantee obligations under Section 6 hereof (other than any release of any Guarantor in connection with any Disposition permitted under Section 2.10(e) hereof or pursuant to Section 9.05 hereof) or (v) release all or substantially all of the Collateral;

          (c) unless by an instrument signed by the Majority Revolving Credit Lenders, Majority Tranche A Lenders and Majority Tranche B Lenders or by the Administrative Agent acting with the consent of the Majority Revolving Credit Lenders, Majority Tranche A Lenders and Majority Tranche B Lenders, alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types or Classes of Loans;

          (d) reduce the percentage in the definition of the term "Majority Tranche A Lenders" without the consent of all the Tranche A Lenders;

          (e) reduce the percentage in the definition of the term "Majority Tranche B Lenders" without the consent of all the Tranche B Lenders;

          (f) reduce the percentage in the definition of the term "Majority Revolving Credit Lenders" without the consent of all the Revolving Credit Lenders;

          (g) amend, modify or waive any provision of Section 11 hereof or any other rights or duties of the Administrative Agent hereunder without the written consent of the then Administrative Agent;

          (h) amend, modify or waive any provision of Section 6 hereof without the written consent of each Guarantor;

          (i) amend, modify or waive any provision relating to rights or duties of the Issuing Lender hereunder without the written consent of the Issuing Lender; or

          (j) unless by an instrument signed by all of the affected Lenders, convert any Loan into equity of any Obligor.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Credit Loan shall be effective against the Revolving Credit Lenders for the purposes of the Revolving Credit Commitments unless the Majority Revolving Credit Lenders shall have concurred with such waiver or modification.

          12.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  Assignments and Participations.
                 ------------------------------

          (a) No Obligor may assign any of its rights or obligations hereunder or under any Notes without the prior consent of all of the Lenders and the Administrative Agent.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the prior written consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution or investment funds which invest in credit facilities (an "Assignee") all or any
                                                        --------
part of its rights and obligations under this Agreement and any Notes, including, without limitation, its Revolving Credit Commitment, Term Loan Commitments, Loans, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (unless
                                                         --------
the Borrower and the Administrative Agent otherwise consent in writing)

               (i) except to the extent the Borrower and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

               (ii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment and Letter of Credit Interest is assigned to the respective assignee;

               (iii) each such assignment by a Lender of its Tranche A Term Loans or Tranche A Term Loan Commitment shall be made in such manner so that the same portion of its Tranche A Term Loans and Tranche A Term Loan Commitment is assigned to the respective assignee; and

               (iv) each such assignment by a Lender of its Tranche B Term Loans or Tranche B Term Loan Commitment shall be made in such manner so that the same portion of its Tranche B Term Loans and Tranche B Term Loan Commitment is assigned to the respective assignee.

Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment and, if applicable, Letter of Credit Interest (or a portion thereof) and the Term Loan Commitment and the Term Loans, as set forth therein, and (y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Sections 5.01, 5.05, 5.06, 5.07 and 12.03). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this Section 12.06(b) would be entitled to receive any greater payment under Section 5.01 or 5.07 than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrower has expressly consented in writing to waive the benefit of this provision at the time of the assignment.

          (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans or Letter
         -----------
of Credit Interest held by it, or in its Commitments, provided that such
                                                      --------
Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrower to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's related Commitment or extend the amount or date of any scheduled reduction of such Commitment pursuant to Section 2.04 hereof, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Borrower, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and
(ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          (g) The Administrative Agent, on behalf of the Borrower, shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names
                                     --------
and addresses of the Lenders and the Revolving Credit Commitment and Term Loan Commitments of, and the principal amount of the Loans owing to, and any Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of any Loan, any Notes and the Revolving Credit Commitments and Term Loan Commitments recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (h) Notwithstanding anything in this Agreement to the contrary, no assignment under Section 12.06(b) of any rights or obligations under or in respect of the Loans or any Notes evidencing such Loans shall be effective unless and until the Administrative Agent shall have recorded the assignment pursuant to Section 12.06(g). Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrower, at its own expense, shall, upon the request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender, if any) a new Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be (such new Note to be a new Registered Note in the case of an assignment by or to a Qualified Foreign Lender), to the order of such Assignee in an amount equal to
(i) in the case of a Revolving Credit Note, the amount of such Assignee's Revolving Credit Commitment, (ii) in the case of a Tranche A Term Note, the amount of such Assignee's Tranche A Term Loans and (iii) in the case of a Tranche B Term Note, the amount of such Assignee's Tranche B Term Loan, and, if the assigning Lender has retained a Revolving Credit Commitment or Term Loan hereunder, a new Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be, to the order of the assigning Lender in an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Lender's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Lender, (ii) in the case of a Tranche A Term Note, the amount of such Lender's Tranche A Term Loans and (iii) in the case of a Tranche B Term Note, the amount of such Lender's Tranche B Term Loan, in each case with respect to the relevant Loan or Revolving Credit Commitment after giving effect to such Assignment and Acceptance. Any such new Notes shall be dated the Closing Date, and shall otherwise be in the form of any Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled".

          12.07  Survival.  The obligations of the Borrower under Sections 5.01,
                 --------
5.05, 5.06, 5.07 and 12.03 hereof, the obligations of each Guarantor under
Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit) herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit) any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08  Captions.  The table of contents and captions and section
                 --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.


          12.10  Governing Law; Submission to Jurisdiction.  This Agreement and
                 -----------------------------------------
any Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.11  WAIVER OF JURY TRIAL.  EACH OF THE OBLIGORS, THE ADMINISTRATIVE
                 --------------------
AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12  Treatment of Certain Information; Confidentiality.  (a) Each of
                 -------------------------------------------------
the Borrower and the Parent Guarantor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower, the Parent Guarantor or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or affiliates of such Lender and each of the Borrower and the Parent Guarantor hereby authorizes each Lender to share any information delivered to such Lender by the Borrower, the Parent Guarantor and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or affiliate, it being understood that any such Subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

          (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking or investment practices, any non-public information supplied to it by the Parent Guarantor or the Borrower pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of
                      --------
any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a Subsidiary or affiliate of such Lender as provided in paragraph (a) above, (viii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such counterparty agrees to be bound by the provisions of this Section 12.12(b), or (ix) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit D hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Letter of Credit Interest hereunder); provided, further, that (x) unless
                                         --------  -------
specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or (B) pursuant to legal process and (y) in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Parent Guarantor or the Borrower. The obligations of each Lender under this Section 12.12 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the Amendment/Restatement Effective Date; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit D hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        ADVANSTAR COMMUNICATIONS INC.


                                        By:   /s/ Robert L. Krakoff
                                             _________________________________
                                              Title: Chairman & Chief
                                                     Executive Officer

                                        AHI HOLDING CORP.


                                        By:   /s/ Robert L. Krakoff
                                             _________________________________
                                              Title: Chairman & Chief
                                                     Executive Officer

                                        ADVANSTAR HOLDINGS, INC.


                                        By:   /s/ Robert L. Krakoff
                                             _________________________________
                                              Title: Chairman & Chief
                                                     Executive Officer

                                        THE CHASE MANHATTAN BANK,
                                         as Administrative Agent


                                        By:   /s/ Robert L. Krakoff
                                             _________________________________
                                              Title: Chairman & Chief
                                                     Executive Officer

                                        SUBSIDIARY GUARANTORS:
                                        ---------------------

                                        ART EXPOSITIONS INTERNATIONAL, INC.


                                        By:   /s/ Robert L. Krakoff
                                             _________________________________
                                              Title: Chairman & Chief
                                                     Executive Officer

                                        EXPOCON MANAGEMENT ASSOCIATES, INC.


                                        By:   /s/ Robert L. Krakoff
                                             _________________________________
                                              Title: Chairman & Chief
                                                     Executive Officer

                                        ON DEMAND MARKETING, INC.


                                        By:   /s/ Robert L. Krakoff
                                             _________________________________
                                              Title: Chairman & Chief
                                                     Executive Officer

                                      TECHNOLOGY EVENTS COMPANY, LLC


                                      By:   /s/ Robert L. Krakofff
                                           _________________________________
                                            Title: Chairman & Chief
                                                   Executive Officer